EXHIBIT 4.1

                          SECURED CONVERTIBLE DEBENTURE


THIS SECURED CONVERTIBLE DEBENTURE, dated as of December 12, 2007 (the "Effective Date") is made

BETWEEN:

                  NAME:      PALA INVESTMENTS HOLDINGS LIMITED
                  ADDRESS:   12 Castle Street
                             St Helier
                             Jersey
                             JE2 3RT
                             (the "Lender");

AND:

                  RECLAMATION CONSULTING AND APPLICATIONS, INC., a company organized under the laws of the State of Colorado, of 940 Calle Amanecer, Suite E, San Clemente, CA 92673 (the "Borrower").

WHEREAS, the Lender is willing to lend to the Borrower Five Million Dollars ($5,000,000) to be paid in two tranches (the "Principal"), one tranche of Three Million Dollars ($3,000,000) which shall be extended to the Borrower on the Effective Date following the mutual execution of this Agreement and pursuant to the terms of this Agreement (the "First Tranche"), and one tranche of Two Million Dollars ($2,000,000) to be extended in the future subject to the Borrower complying with the conditions required herein (the "Second Tranche").

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.       DEFINITIONS

Where used in this Agreement, the following words and phrases shall have the following meanings:

         1.1      "Accredited Investor" has the meaning assigned in Subsection
                  5.2.6;

         1.2      "Act" has the meaning assigned in Subsection 5.2.4;

         1.3      "Additional Warrants" has the meaning assigned in Subsection
                  9.1;

         1.4 "Agreement" means this Secured Convertible Debenture and the schedules hereto, as at any time amended or modified and in effect;

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         1.5      "Benchmarks" has the meaning assigned in Subsection 9.1;

         1.6 "Borrower" has the meaning assigned to it in the Recitals to this Agreement;

         1.7 "Collateral" has the meaning assigned in Schedule D, attached hereto;

         1.8      "Conversion Amount" has the meaning assigned in Subsection
                  4.1;

         1.9      "Conversion Date" has the meaning assigned in Subsection 4.1;

         1.10     "Conversion Notice" has the meaning assigned in Subsection
                  4.1;

         1.11 "Conversion Price" means Fourteen Cents ($0.14) per share, provided that if Borrower, at any time while the Principal is outstanding, (i) pays a stock dividend on its common stock,
                  (ii) subdivides outstanding shares of common stock into a larger number of shares, or (iii) combines outstanding shares of common stock into a smaller number of shares, then in each such case the Conversion Price shall be adjusted by multiplying (a) the Conversion Price in effect immediately prior to such event, by (b) a fraction of which the numerator shall be the number of shares of common stock outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event;

         1.12 "Conversion Right Commencement Date" has the meaning assigned in Subsection 4.1;

         1.13 "Conversion Shares" means shares of Borrower's common stock to be received by Lender pursuant to a conversion under Section 4 of the outstanding Principal;

         1.14     "Drawdown Certificate" has the meaning assigned in Subsection
                  9.1;

         1.15 "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment;

         1.16     "Event of Default" means any event specified in Subsection
                  7.1;

         1.17     "Exchange Act" has the meaning assigned in Subsection 5.1.31;

         1.18 "Existing Line of Credit" has the meaning assigned to it in Subsection 6.2.1;

         1.19 "First Tranche" has the meaning assigned to it in the Recitals to this Agreement;

         1.20 "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law;

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         1.21     "Indemnities" has the meaning assigned in Section 11;

         1.22     "Indemnified Liabilities" has the meaning assigned in Section
                  11;

         1.23 "Intellectual Property" has the meaning assigned in Subsection 5.1.19;

         1.24 "Lender" has the meaning assigned to it in the Recitals to this Agreement;

         1.25 "Lender's Security" means the Collateral referenced on Schedule D, attached hereto;

         1.26 "Loan" means the loan by the Lender to the Borrower established pursuant to Subsection 3.1;

         1.27     "Maturity Date" means three (3) years from the Effective Date;

         1.28 "Note" means a promissory note to be made by the Borrower to the Lender as evidence of the Loan which shall substantially be in the form of Schedule A, attached hereto, and "Notes" means the plural thereof;

         1.29     "Option Period" has the meaning assigned in Subsection 6.1.9;

         1.30 "Other Secured Agreement" has the meaning assigned in Subsection 7.1.2;

         1.31     "Permitted Financing" has the meaning assigned in Subsection
                  6.1.9;

         1.32 "Permitted Indebtedness" has the meaning assigned in Subsection 6.2.1;

         1.33 "Principal" means the principal amount of the Loan set forth in the Recitals plus any compounded interest, and any and all advances, debts, obligations and liabilities of the Borrower to the Lender, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether the Borrower may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter becomes unenforceable;

         1.34 "Public Record" means the public filings of the Borrower with the U.S. Securities and Exchange Commission;

         1.35     "Regulation S" has the meaning assigned in Subsection 5.2.7;

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         1.36     "Registration Rights Agreement" shall mean that certain
                  Registration Rights Agreement, of even date herewith, between the Company and the Lender.

         1.37     "Rights Notice" has the meaning assigned in Subsection 6.1.9;

         1.38     "Rights Option" has the meaning assigned in Subsection 6.1.9;

         1.39     "Sarbanes Oxley Act" has the meaning assigned in Subsection
                  5.2.5

         1.40     "SEC" has the meaning assigned in Subsection 5.2.5;

         1.41 "SEC Report" and "SEC Reports" have the meaning of Subsection 5.1.32;

         1.42 "Second Tranche" has the meaning assigned to it in the Recitals to this Agreement;

         1.43     "Securities" has the meaning assigned in Subsection 4.3;

         1.44 "Share Reorganization" has the meaning assigned in Subsection 6.1.17;

         1.45 "Subsidiary" means any entity of which more than fifty percent (50%) of the outstanding ownership interests having general voting power under ordinary circumstances to elect a majority of the board of directors or the equivalent of such entity, regardless of whether or not at the time ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries;

         1.46     "Subsequent Financing" has the meaning assigned in Subsection
                  6.1.9;

         1.47 "Subordination Agreement" has the meaning assigned in Subsection 10.9

         1.48     "U.S. Person" has the meaning assigned in Subsection 5.2.7;

         1.49 "Voting Agreement" shall mean that certain Voting and Right of First Refusal Agreement, of even date herewith, among the Borrower, the Lender and certain shareholders of the Borrower named therein and

         1.50     "Warrants" has the meaning assigned in Subsection 4.7.

2.       INTERPRETATION

         2.1      Governing Law and Venue

This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall


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occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange.

         2.2      Severability

If any one or more of the provisions contained in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

         2.3      Parties In Interest

This Agreement inures to the benefit of and is binding on the parties hereto and their respective successors and permitted assigns.

         2.4      Headings and Marginal References

The division of this Agreement into sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

         2.5      Currency

All statements of, and references to, dollar amounts in this Agreement mean the lawful currency of the United States.

3.       THE LOAN

         3.1      Establishment of the Loan

The Lender agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower the Principal as the "Loan."

         3.2      Evidence of Indebtedness

Indebtedness of the Borrower to the Lender in respect of the Loan will be evidenced by one or more Notes, which will be provided by the Borrower to the Lender upon the Lender's execution of this Agreement.

         3.3      Interest

Interest of Twelve Percent (12%) per annum, compounded on the last day of each fiscal quarter of the Borrower, will accrue on the unpaid Principal from the Effective Date until the date the Loan is repaid in full by Borrower (other then through a conversion of the Loan pursuant to Section 4). In the event that such interest shall exceed at any time the highest rate which may lawfully be paid under applicable law, then such interest rate shall, immediately and without further action by either party, be reduced to the highest rate which may lawfully be paid under applicable law.

         3.4      Repayment of the Loan

Subject to conversion pursuant to Section 4, the Borrower will repay all of the Principal and any accrued but unpaid interest on the earlier of (a) the Maturity Date or (b) the date the Lender demands payment of the Principal and interest, following an Event of Default, pursuant to Section 7.

4.       CONVERSION OF THE LOAN

         4.1      Conversion

At any time, and from time to time, subsequent to the "Conversion Right Commencement Date" (as defined below) through and including the Maturity Date, the Lender may elect, by providing to Borrower a written notice in the form of Schedule C, attached hereto (the "Conversion Notice"), to convert all or any portion of the then outstanding Principal; together with all accrued but unpaid interest on such amount (collectively the "Conversion Amount") as of the date of such Conversion Notice (the "Conversion Date"). The "Conversion Right Commencement Date" shall be the date on which the Borrower effects the Share Reorganization.

         4.2      Issuance of Conversion Shares

Within ten (10) business days following the receipt of a properly completed Conversion Notice, the Borrower will issue Conversion Shares to the Lender in an amount equal to the Conversion Amount divided by the Conversion Price. All Conversion Shares so issued shall be deemed to have been validly issued, fully paid and non-assessable at a price per share equal to the Conversion Price.

         4.3      Legend

This Agreement, and any Conversion Shares, Warrants and shares received on the exercise of Warrants (collectively, the "Securities") shall bear such form of restrictive legends as may be necessary, as determined by the Borrower in the Borrower's reasonable discretion, to comply with applicable laws or regulations of any stock exchange or other applicable authority, including but not limited to the following legend:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT

         REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE ISSUER. THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE ACT.

         4.4      Conversion Discharges the Borrower

Conversion of Principal and interest in accordance herewith shall operate to discharge the Borrower's obligations with respect to repayment of the Principal and interest so converted, provided that delivery of the appropriate number of Conversion Shares issued upon such conversion is made by the Borrower. The Borrower shall not be bound to enquire into the title of the Lender, save as ordered by a court of competent jurisdiction or as required by statute. The Borrower shall not be bound to see to the execution of any trust affecting the ownership of the Note(s) surrendered in connection with any conversion of Principal nor be charged with notice of any equity that may be subsisting in respect thereof, unless the Borrower has actual notice thereof.

         4.5      No Requirement to Issue Fractional Securities

The Borrower shall not be required to issue fractions of securities upon any conversion of Principal and interest pursuant to this Section 4. If any fractional interest in securities would be issuable upon the conversion of any Conversion Amount, the Borrower shall be required to make payment in lieu of delivering any certificates representing such fractional interest.

         4.6      Cancellation of Notes

Upon conversion of all outstanding Principal and accrued interest pursuant to the provisions of this Section 4, each Note representing the Principal converted shall be forthwith delivered to the Borrower marked "cancelled".

         4.7      Warrants

Upon the Lender's execution of this Agreement, the Borrower shall issue to the Lender three million (3,000,000) warrants for the purchase of an aggregate of Three Million (3,000,000) shares of Borrower's common stock (the "Warrants"), representing one (1) warrant for every One Dollar ($1.00) of Principal provided to Borrower pursuant to this Agreement. The Warrants shall be exercisable until 5:00 PM Pacific Time three (3) years from the Effective Date. The Warrants shall be evidenced by one or more warrant certificates substantially in the form of Schedule B, attached hereto, with an exercise price of Twenty-One Cents ($0.21) per share.

5.       REPRESENTATIONS AND WARRANTIES

         5.1      REPRESENTATIONS OF THE BORROWER

The Borrower represents and warrants to the Lender that:

                  5.1.1 The Borrower is a valid and subsisting corporation duly incorporated and in good standing under the laws of the State of Colorado, and the Borrower has no Subsidiaries. The Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, this Agreement and all related agreements, documents and instruments. During its existence, the Borrower has done business solely under the names set forth in Section 8, except as disclosed in the Public Record at the date hereof. The Borrower's chief executive office and principal place of business is located at the address set forth in Section 8, and all of the Borrower's records relating to its business or the Collateral are kept at that location. All of the Borrower's inventory and equipment is located at that location. The Borrower's federal employer identification number and organization identification number are correctly set forth in Section 8;

                  5.1.2 The Borrower has full power and capacity to enter into, execute and perform this Agreement and each agreement, instrument and document related hereto, which agreements, instruments and documents, once executed by the Borrower, shall be the valid and binding obligation of such party, enforceable against such party by any court of competent jurisdiction in accordance with its terms;

                  5.1.3 The Borrower is not bound by or subject to any contract, agreement, law, court order or judgment, administrative ruling, regulation or any other item which prohibits or restricts such party from entering into and performing this Agreement, or any agreement, instrument or document related hereto, in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Agreement, or any agreement, instrument or document related hereto, in accordance with its terms by such party;

                  5.1.4 The Borrower has complied, or will comply, with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Securities, and in connection therewith has not engaged in any "direct selling efforts," as such term is defined in Regulation S, or any "general solicitation or general advertising" as described in Regulation D;

                  5.1.5 The Borrower and its Subsidiaries are the beneficial owners of the properties, business and assets or the interests in the properties, business or assets referred to in its Public Record at the date hereof and except as disclosed therein, all agreements by which the Borrower holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

                  5.1.6 No offering memorandum has been or will be provided to the Lender;

                  5.1.7 As set forth in Schedule G, attached hereto, the audited consolidated balance sheet of the Borrower and the Subsidiaries as of June 30, 2007, and the related consolidated income statement and cash flows and changes of stockholders' equity of the Borrower and its Subsidiaries' for the fiscal periods then ended, together with the audit report thereon of KMJ Corbin & Company LLP, independent certified public accountants, are complete and correct in all material respects and fairly present the financial condition of the Borrower and the Subsidiaries at such dates and the results of the operations of the Borrower and Subsidiaries for the period covered by such statements, all in accordance with GAAP consistently applied;

                  5.1.8 The execution of this Agreement and all other related agreements, documents, instruments, and the creation, issuance and sale of the Securities by the Borrower do not and will not conflict with and do not and will not result in a breach of any of the terms, conditions or provisions of its Articles of Incorporation, Bylaws, or any agreement or instrument to which the Borrower is a party;

                  5.1.9 The Securities will, at the time of issue, be duly allotted, validly issued, fully paid and non-assessable and will be free of all liens, charges and encumbrances;

                  5.1.10 This Agreement when accepted has been duly authorized by all necessary corporate action on the part of the Borrower and, subject to acceptance by the Borrower, constitutes a valid obligation of the Borrower legally binding upon it and enforceable in accordance with its terms;

                  5.1.11 Except as set out in the Public Record at the date hereof, neither the Borrower nor any of its Subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Borrower's knowledge, no such actions, suits or proceedings have been threatened, except as disclosed in the Public Record at the date hereof;

                  5.1.12 No order ceasing or suspending trading in the securities of the Borrower nor prohibiting sale of such securities has been issued to the Borrower or its directors, officers or promoters, and to the best of the Borrower's knowledge, no investigations or proceedings for such purposes are pending or threatened;

                  5.1.13 Except as set out in the Public Record at the date hereof or herein, no person or entity has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option for the issue or allotment of any unissued common shares of the Borrower or any other security convertible or exchangeable for any such shares or to require the Borrower to purchase, redeem or otherwise acquire any of the issued or outstanding shares of the Borrower;

                  5.1.14 The authorized capital stock of the Borrower together with all convertible securities, rights, options and warrants is set out in Schedule E, attached hereto;

                  5.1.15 Schedule F, attached hereto, sets forth each Subsidiary, showing jurisdiction of the incorporation or ownership of the outstanding stock or other interests of each Subsidiary. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted issued by or binding upon any Subsidiary or the Borrower with respect to any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary. Neither the Borrower nor any Subsidiary is subject to any obligation to repurchase or otherwise acquire or retire any shares of capital stock or any convertible securities, rights, options or warrants of any Subsidiary. Neither the Borrower nor any Subsidiary is a party to, nor has any knowledge of, any agreement restricting the voting transfer of any shares of the capital stock of any Subsidiary.

                  5.1.16 There is no action, suit, claim, investigation or proceeding pending or, threatened against the Borrower or any Subsidiary which questions the validity of this Agreement;

                  5.1.17 The business of the Borrower and the Subsidiaries has been and is presently being conducted as to comply with all applicable federal, state, and local governmental laws, rules, regulations and ordinances. Each of the Borrower and Subsidiaries has all franchise, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it;

                  5.1.18 Since June 30, 2007, there has been no material adverse change in the business, assets, operations, affairs, prospects or financial condition of the Borrower or Subsidiaries not disclosed in the Public Record at the date hereof or otherwise disclosed in writing to the Lender at the date hereof, and neither the business, financial condition, operation, prospects or affairs of the Borrower or Subsidiaries have been affected in any material respect not disclosed in the Public Record at the date hereof or otherwise disclosed in writing to the Lender at the date hereof as the result of any legislative or regulatory change, any revocation or change in any franchise, permit, license or right to do business, or any other event or occurrence, whether or not insured against;

                  5.1.19 Schedule J is a complete list of all patents, applications for patents, trademarks, applications to register trademarks, service marks, applications to register service marks, mask works, trade dress and registered copyrights for which the Borrower is the owner of record (the "Intellectual Property"). Except as disclosed on Schedule J, (i) the Borrower owns the Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs, security interests, liens or other encumbrances, whether by written agreement or otherwise, (ii) no person or entity other than the Borrower owns or has been granted any right in the Intellectual Property,
                           (iii) all Intellectual Property is valid, subsisting and enforceable and (iv) the Borrower has taken all commercially reasonable action necessary to maintain and protect the Intellectual Property.

                  5.1.20 The Borrower has entered into a legally enforceable agreement with each of its employees and subcontractors obligating each such person or entity to assign to the Borrower, without any additional compensation, any rights in intellectual property created, discovered or invented by such person or entity in the course of such person's or entity's employment or engagement with the Borrower (except to the extent prohibited by law), and further requiring such person or entity to cooperate with the Borrower, without any additional compensation, in connection with securing and enforcing any rights in intellectual property; PROVIDED, HOWEVER, that the foregoing shall not apply with respect to employees and subcontractors whose job descriptions are of the type such that no such assignments are reasonably foreseeable.

                  5.1.21 Except for readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks and as disclosed on Schedule J, the Intellectual Property

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                           constitutes all rights in intellectual property used
                           or necessary to conduct the Borrower's business as it is presently conducted or as the Borrower reasonably foresees conducting it, to the best of the Borrower's knowledge;

                  5.1.22 Except as disclosed on Schedule J, the Borrower has no knowledge of, and has not received any written claim or notice alleging, any infringement of another person's or entity's rights in intellectual property (including any written claim that the Borrower must license or refrain from using the intellectual property of any third party) nor, to the Borrower's knowledge, is there any threatened claim or any reasonable basis for any such claim.5.1.23Except as set forth in Schedule H, attached hereto, there are no outstanding options, licenses, or agreements of any kind that grant rights to any other person or entity to manufacture, license, assemble, market, or sell the Borrower's products, nor is the Borrower bound by or a party to any options, licenses, or agreements of any kind with respect to the intellectual property of any other entity or person;

                  5.1.24 The Borrower has not received any communication alleging that the Borrower or its employees has violated or infringed or, by conducting its business as proposed, would violate or infringe the intellectual property of any other person or entity;

                  5.1.25 To the knowledge of the Borrower after reasonable enquiry, no employee is obligated under any applicable law or under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Borrower or that would conflict with the Borrower's business as contemplated at the Effective Date;

                  5.1.26 Neither the execution of this Agreement, nor the carrying on of the Borrower's business by the employees of the Borrower, nor the conduct of the Borrower's business as contemplated at the Effective Date, will, to the Borrower's knowledge, conflict or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obliged. The Borrower does not believe it is or will be necessary to utilize any inventions of any of its employees made prior to their employment by the Borrower where the Borrower does not otherwise have good title or valid license to such inventions;

                  5.1.27 The Borrower has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Borrower has paid all taxes and other assessments due;

                  5.1.28 The Borrower has provided the Lender with all the information that the Lender has requested for deciding whether to purchase the Note(s) and all information that the Borrower believes is reasonably necessary to enable the Lender to make such a decision, including certain of the Borrower's projections describing its proposed business. The representations of the Borrower contained in this Agreement and the Schedules attached hereto, when considered together with those in the Public Record at the date hereof and any agreement, instrument, document or certificate furnished or to be furnished to the Lender, or the Borrower's projections, do not contain any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were made. To the extent the Borrower's projections were prepared by management of the Borrower, the projections were prepared in good faith, however, the Borrower does not warrant that it will achieve such projections. The parties further agree that any agreement, event, condition or other item which is disclosed on a particular Schedule hereto shall be deemed to be disclosed for the purposes of all other Schedules to which it is relevant, provided that all of the terms or effects of any such item which are relevant to any Schedule hereto are adequately disclosed;;

                  5.1.29 The Borrower has good and absolute title to all Collateral free and clear of all security interests, liens and other encumbrances. No financing statement naming the Borrower as debtor is on file in any office other than the financing statement naming the Lender as secured party, other then any creditors that who have signed Subordination Agreements pursuant to Subsection 10.9;

                  5.1.30 To the best of the Borrower's knowledge after reasonable enquiry, the Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the Borrower's financial condition, properties or operations. To the best of the Borrower's knowledge after reasonable enquiry, there are not present in, on or under any premises occupied by the Borrower any Hazardous Substances in such form or quantity as to create any material liability or obligation for either the Borrower or the Lender under the common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under such premises in such a way as to create any such material liability. The Borrower has not disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law. Except as disclosed on Schedule L, there have not existed in the past, nor are there any threatened or impending requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation relating in any way to such premises or the Borrower, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. The Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrower's possession and are in full force and effect, nor has the Borrower been denied insurance on grounds related to potential environmental liability. No permit required under any Environmental Law is scheduled to expire within twelve (12) months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed. no premises occupied by the Borrower are nor have ever been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database. The Borrower has delivered to the Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to such premises or the Borrower's businesses; and

                  5.1.31 The Borrower is a "reporting issuer" under section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and to Borrower's knowledge is not in default of any of the requirements of the Exchange Act other then as the Borrower may have disclosed in writing to the Lender prior to the Effective Date; As of their respective filing dates, each report, schedule, registration statement and proxy filed by the Borrower with the SEC (each, an "SEC Report" and collectively, the "SEC Reports")(and if any SEC Report filed prior to the date of this Agreement was amended or superseded by a filing prior to the date of this Agreement, then also on the date of filing of such amendment or superseding filing),
                           (i) to the Borrower's knowledge where required, were prepared in all material respects in accordance with the requirements of the 1933 Act, or the 1934 Act, as the case may be, and the rules and regulations promulgated under such Acts applicable to such SEC Reports, (ii) did not contain any untrue statements of a material fact and did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) to the Borrower's knowledge are all the forms, reports and documents required to be filed by the Borrower with the SEC since that time. Each set of audited consolidated financial statements and unaudited interim financial statements of the Borrower (including any notes thereto) included in the SEC

                           Reports (i) to the Borrower's knowledge, complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and (ii) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Borrower as of the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments which were not or are not expected to be material in amount. To the Borrower's knowledge, no events or other factual matters exist which would require the Borrower to file any amendments or modifications to any SEC Reports which have not yet been filed with the SEC but which are required to be filed with the SEC pursuant to the 1933 Act or the 1934 Act, other then those which may have been disclosed in writing to the Lender prior to the Effective Date; Each SEC Report containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by Borrower's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"); to Borrower's knowledge at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither Borrower nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification;

                  5.1.32 There is no fact known to Borrower which Borrower has not publicly disclosed which materially adversely affects, or so far as Borrower can reasonably foresee, will materially adversely affect, the assets, liabilities (contingent or otherwise), capital, affairs, business, prospects, operations or condition (financial or otherwise) of Borrower or the ability of Borrower to perform its obligations under this Agreement;

                  5.1.33 Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, and all securities previously issued by Borrower were issued pursuant to registration under the 1933 Act or an available exemption thereunder;

         5.2      REPRESENTATIONS OF THE LENDER

The Lender hereby represents and warrants to the Borrower, as of the date hereof, the following:

                  5.2.1 The Lender has full power and capacity to enter into, execute and perform this Agreement, which Agreement, once executed by the Lender, shall be the valid and binding obligation of such party, enforceable against such party by any court of competent jurisdiction in accordance with its terms;

                  5.2.2 The Lender is not bound by or subject to any contract, agreement, law, court order or judgment, administrative ruling, regulation or any other item which prohibits or restricts such party from entering into and performing this Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Agreement in accordance with its terms by such party;

                  5.2.3 The Lender acknowledges that it is acquiring the Securities for its own account, and not with a view toward the subdivision, resale, distribution, or fractionalization thereof; the Lender has no contract, undertaking, or arrangement with any person to sell, transfer, or otherwise dispose of the Securities (or any portion thereof hereby subscribed for), and has no present intention to enter into any such contract, undertaking, agreement or arrangement;

                  5.2.4 The execution of this Agreement by the Lender is not the result of any form of General Solicitation or General Advertising (as such terms are used in Rule 502(c) promulgated under the Securities Act of 1933, as amended (the "Act"));

                  5.2.5 The Lender hereby acknowledges that: (A) the offering of the Securities was made only through direct, personal communication between the Lender and the Borrower; (B) the Lender has had full access to material concerning the Borrower's planned business and operations, which material was furnished or made available to the Lender by officers or representatives of the Borrower, including the Borrower's filings with the U.S. Securities and Exchange Commission ("SEC") available on the SEC web site at www.sec.gov; (C) the Borrower has given the Lender the opportunity to ask any questions and obtain all additional information desired in order to verify or supplement the material so furnished; and
                           (D) the Lender understands and acknowledges that purchasers of the Securities must be prepared to bear the economic risk of such investment for an indefinite period because of: (I) the heightened nature of the risks associated with an investment in the Borrower due to its status as a development stage company; (II) illiquidity of the Securities due to the fact that (1) the Securities have not been registered or qualified under the Act or any state securities act (nor passed upon by the SEC or any state securities commission), and (2) the Securities may not be registered or qualified by the Lender under federal or state securities laws solely in reliance upon an available exemption from such registration or qualification, and hence such Securities cannot be sold unless they are subsequently so registered or qualified, or are otherwise subject to any applicable exemption from such registration requirements; and (3) substantial restrictions on transfer of the Securities, as may set forth by legend on the face or reverse side of every certificate evidencing the ownership of the Securities;

                  5.2.6 The Lender is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated by the SEC under the Act;

                  5.2.7 The Lender is not a "U.S. Person" as such term is defined in Rule 902 of Regulation S promulgated by the SEC ("Regulation S");

                  5.2.8 The Lender understands that the Borrower is the seller of the Securities and that, for purposes of Regulation S, a "distributor" is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement in the distribution of securities sold in reliance on Regulation S, and that an "affiliate" is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any persons in question;

                  5.2.9    The Lender agrees that it will not, during the one
                           (1) year distribution compliance period for the Securities, act as a distributor, either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the Securities other than to a non-U.S. Person;

                  5.2.10 The Lender acknowledges and understands that in the event the Securities are offered, sold or otherwise transferred by the Lender to a non-U.S. Person prior to the expiration of the applicable distribution compliance period, the purchaser or transferee must agree not to resell such securities except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

                  5.2.11 The Lender shall not offer, sell or otherwise dispose of the Securities in the United States or to a U.S. Person unless (A) the Borrower has consented to such offer, sale or disposition and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the Act and the securities laws of all applicable states of the

                           United States or (B) such Securities have been registered with the SEC; and

                  5.2.12 The Lender has been advised to consult with an attorney regarding legal matters concerning the purchase and ownership of the Securities, and with a tax advisor regarding the tax consequences of purchasing such Securities.

6.       COVENANTS OF THE BORROWER

         6.1      AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with the Lender that, so long as any Principal and unpaid interest shall remain outstanding, it will:

                  6.1.1 Pay the principal sum, interest and all other monies required to be paid to the Lender pursuant to this Agreement in the manner set forth herein;

                  6.1.2 Duly observe and perform each and every of its covenants and agreements set forth in this Agreement;

                  6.1.3 Provide the Lender with immediate notice of any Event of Default;

                  6.1.4 Offer, sell, issue and deliver the Securities pursuant to an exemption from registration under U.S. securities laws (subject to and in reliance upon the Holder's representations and warranties concerning its status as an investor in the Securities);

                  6.1.5 Provide the Lender with the Borrower's monthly sales reports and financial statements, which shall be delivered to the Lender, in form and substance acceptable to the Lender in its reasonable discretion, no later than fifteen (15) days following the end of each month;

                  6.1.6 Provide the Lender thirty (30) days prior written notice of its intent to dispose of material rights in intellectual property; and upon request, provide the Lender with copies of all proposed documents and agreements concerning such rights;

                  6.1.7 Promptly upon knowledge thereof, provide the Lender with notice of (A) any infringement of any Intellectual Property by others, (B) claims that the Borrower is infringing another person's or entity's intellectual property rights and (C) any threatened cancellation, termination or material limitation of its Intellectual Property;

                  6.1.8 Promptly upon receipt, provide to the Lender copies of all registrations and filings with respect to its Intellectual Property;

                  6.1.9 During the period commencing on the Effective Date and continuing for so long as any Principal remains outstanding, the Borrower covenants and agrees to promptly notify (in no event later than five (5) trading days after making or receiving an applicable offer) in writing (a "Rights Notice") the Lender of the terms and conditions of any proposed Subsequent Financing (as defined below). The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing and include, the proposed closing date of the Subsequent Financing. The Rights Notice shall provide the Lender an option (the "Rights Option") during the fifteen (15) trading days following delivery of the Rights Notice (the "Option Period") to inform the Borrower whether the Lender will purchase the securities being offered in such Subsequent Financing on substantially the same terms and conditions as contemplated by such Subsequent Financing. If the Borrower does not receive notice of exercise of the Rights Option from the purchasers within the Option Period, the Borrower shall have the right to proceed with the Subsequent Financing on substantially the terms described in the Rights Notice. For purposes of this Agreement, a "Subsequent Financing" shall be defined as any subsequent offer or sale to, or exchange with (or other type of distribution to), any third party by the Borrower of its common stock, preferred stock or any securities convertible, exercisable or exchangeable into common stock or preferred stock, including convertible and non-convertible debt securities other than a Permitted Financing (as defined below) or any Permitted Indebtedness (as defined in Subsection 6.2.1). For purposes of this Agreement, "Permitted Financing" shall mean any transaction involving (i) the Borrower's issuance of any securities (other than for cash) in connection with a merger, acquisition or consolidation of the Borrower, (ii) the Borrower's issuance of securities in connection with license agreements, joint ventures and other similar strategic partnering arrangements, so long as such issuances are not for the primary purpose of raising capital, (iii) the Borrower's issuance of common stock or the issuance or grants of options to purchase common stock pursuant to stock option plans and employee stock purchase plans, (iv) as a result of the exercise of options or warrants or conversion of convertible notes which are granted or issued as of the date of this Agreement, (v) any Warrants issued to the Lender pursuant to or otherwise for the transactions contemplated by this Agreement and (vi) any financing by Borrower which by its terms is to fund at or following the Maturity Date, or which is entered into for the purpose of repaying the Loan;

                  6.1.10 Comply, and cause each Subsidiary to comply, with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition;

                  6.1.11 Pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the Collateral) or upon or against the creation, perfection or continuance of the security interest granted hereunder, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or encumbrance upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made;

                  6.1.12 Keep and maintain the Collateral and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; PROVIDED, HOWEVER, that nothing in this covenant shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Borrower's judgment, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender;

                  6.1.13 Defend the Collateral against all security interests, liens and other encumbrances, claims or demands of all persons and entities (other than the Lender) claiming the Collateral or any interest therein and keep all Collateral free and clear of all security interests, liens and other encumbrances;

                  6.1.14 Take all commercially reasonable steps necessary to protect and maintain its Intellectual Property and take all commercially reasonable steps necessary to prosecute any person or entity infringing its Intellectual Property and to defend itself against any person or entity accusing it of infringing any person's or entity's rights in intellectual property;

                  6.1.15 Preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and conduct its business in an orderly, efficient and regular manner;

                  6.1.16 Promptly upon request by the Lender deliver to the Lender in pledge all instruments, documents and chattel paper constituting Collateral, duly endorsed or assigned by the Borrower; and

                  6.1.17 Use best efforts to complete within sixty (60) days after the Effective Date a share reorganization such that the capital structure of the Borrower is substantially as detailed in Schedule K (the "Share Reorganization"), and that if not completed within sixty (60) days, the Share Reorganization shall be completed no later then one-hundred twenty (120) days after the Effective Date;

                  6.1.18 For the term of the Warrants, the Borrower shall reserve sufficient authorized and unissued shares of common stock to enable it to issue the shares issuable on any exercise of the Warrants;

                  6.1.19 Commencing on the Conversion Right Commencement Date and continuing until the Principal and interest is repaid or converted in full, the Borrower shall reserve sufficient authorized and unissued shares of common stock to enable it to issue the shares issuable on the conversion of the outstanding balance of the Principal and interest;

                  6.1.20 The payment of the principal of, premium, if any, and interest on all loans, mortgages, indentures, security agreements and creditor agreements or arrangements, whether outstanding at the date of this Agreement or thereafter incurred, will be subordinated and junior in right of payment to the prior payment in full of all amounts due under the Loan. No right of the Lender to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower, or by any noncompliance by the Borrower with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which the Lender may have or otherwise be charged with;

                  6.1.21 Use the proceeds of the Loan to repay the indebtedness of Borrower as described on Schedule M hereto and shall use the remainder for capital expenditures and for general working capital purposes; and

                  6.1.22 The Borrower shall serve notice of the termination of the distribution agreement with Keymel Technologies no later than January 11, 2008.

         6.2      NEGATIVE COVENANTS

The Borrower covenants and agrees with the Lender that, so long as the Principal and unpaid interest shall remain outstanding, it will not, without the Lender's prior written approval:

                  6.2.1 Enter into further indebtedness other than (collectively, the "Permitted Indebtedness") the following items together with all interest and expenses accruing thereto: (i) all indebtedness existing at the date of this Agreement as listed in Schedule M, attached hereto; (ii) all accounts payable generated in the normal course of business;
                           (iii) additional advances on Borrower's existing line of credit from Canvasback Company Limited (the "Existing Line of Credit"), provided that the aggregate amount of indebtedness outstanding under the Existing Line of Credit at any time shall not exceed $500,000; (iv) the indebtedness of Borrower to the Lender pursuant to this Agreement or otherwise;
                           (v) indebtedness with respect to capital lease obligations (including leases of real property) or other obligations for equipment purchases not to exceed $100,000; (vi) loans or advances on a credit facility or facilities, provided the terms thereof are not substantially more burdensome than those of the Existing Line of Credit and the aggregate balance of such loans or advances together with that of the outstanding balance of Existing Line of Credit is not more then the maximum balance of the Existing Line of Credit; (vii) extensions, renewals, refundings, refinancings, modifications, amendments and restatements of any of the items included in subclauses (i) through (vi) above, provided that (a) the principal amount thereof is not increased and (b) the terms thereof are not modified to impose substantially more burdensome terms upon the Borrower, as determined by the Lender in its reasonable discretion;

                  6.2.2 Cause its shares to be listed on the TSX Venture Exchange or any other stock exchange, other than the OTC Bulletin Board or the Pink Sheets, or any successor thereto;

                  6.2.3 Create, incur or suffer to exist any security interest, lien or other encumbrance upon any of the Collateral, now owned or hereafter acquired, to secure any indebtedness other than the Notes, if such security interest lien or other encumbrance has priority over the Lender's security interest, PROVIDED, HOWEVER, that purchase money security interests, liens or encumbrances issued in connection with Permitted Indebtedness shall be permitted;

                  6.2.4 Amend any financing statements in favor of the Lender except as permitted by law;

                  6.2.5 Assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other person or entity, except the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business;

                  6.2.6    Sell, lease, assign, transfer or otherwise dispose of
                           (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other person or entity other than the sale of inventory in the ordinary course of business nor liquidate, dissolve or suspend business operations;

                  6.2.7 Transfer any part of its ownership interest in any Intellectual Property nor permit any agreement under which it has licensed intellectual property to lapse, except that the Borrower may transfer such rights or permit such agreements to lapse if it shall have reasonably determined that the applicable right in such intellectual property are no longer useful in its business. The Borrower will not license any other person or entity to use any of the Borrower's Intellectual Property, except that the Borrower may grant licenses in the ordinary course of its business in connection with sales of inventory or provision of services to its customers, including but not limited to the entry of the Borrower into distribution agreements;6.2.8 Consolidate with or merge into any entity, nor permit any other entity to merge into it, nor acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other person or entity;6.2.9 Engage in any line of business materially different from that presently engaged in by the Borrower nor purchase, lease or otherwise acquire assets not related to its business;

                  6.2.10 Adopt any material change in accounting principles other than as required by U.S. Generally Accepted Accounting Principles nor adopt, permit or consent to any change in its fiscal year;

                  6.2.11 Transfer its chief executive office or principal place of business, nor move, relocate, close or sell any business location, nor permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the security interest granted hereunder;

                  6.2.12 Enter into any exclusive distribution agreement or similar agreement providing for the sale of any product manufactured or sold by the Borrower), or any agreement that commits a minimum volume of supply to a distributor, unless any such agreement can be terminated without cause by Borrower within a maximum of 90 days notice; and

                  6.2.13 Amend its Articles of Incorporation or By-Laws, except as otherwise provided herein.

         6.3      LENDER PERFORMANCE

If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in Section 6 or elsewhere herein, and if such failure shall continue for a period of fourteen (14) days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Section
6.1.11 immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of security interests, liens or other encumbrances, the performance of obligations owed to account debtors or other obligors, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the interest rate set forth in Section 7.2.3. To facilitate the Lender's performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as the Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower hereunder.

7.       EVENT OF DEFAULT

         7.1      DEFINITION OF EVENT OF DEFAULT

The Principal and any accrued interest will immediately become due and payable upon written demand by the Lender upon the occurrence of any of the following events, unless otherwise waived in writing by the Lender:

                  7.1.1 If the Borrower or any Subsidiary defaults in any payment when due under this Agreement or any Note;

                  7.1.2 If the Borrower or any Subsidiary defaults in the performance of or compliance with any term of any Other Debt Obligation (as defined below), the effect of which is to cause the indebtedness evidenced thereby to become due and payable before its stated maturity date or before its regularly scheduled dates of payment, and such default shall continue for more than the grace period or cure period, if any, specified therein and shall not have been waived pursuant thereto. "Other Debt Obligation means any agreement, instrument or document evidencing indebtedness of the Borrower or a Subsidiary to a third party";

                  7.1.3 If any representation or warranty made in writing by or on behalf of the Borrower herein or in any instrument, agreement or document furnished in compliance with or in reference hereto or otherwise in connection with the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which was made; PROVIDED, HOWEVER, that if such false or incorrect representation or warranty is reasonably curable by the Borrower within fourteen (14) days such default will be an "Event of Default" only if such default has continued for a period of fourteen
                           (14) days after the Borrower receives written notice of such default from the Lender, or otherwise becomes aware of such default;

                  7.1.4 If the Borrower defaults in observing or performing any covenant or agreement under this Agreement or any Note (other than as set forth in Section 7.1.1) on its part to be observed or performed, after the Borrower receives written notice of such default from the Lender, or otherwise becomes aware of such default, or if capable of cure, where such default shall continue for a period of fourteen (14) days after the Borrower receives written notice of such default from the Lender, or otherwise becomes aware of such default;

                  7.1.5 If the Borrower becomes insolvent or admits in writing its inability to pay debts as they mature; or the Borrower makes a general assignment for the benefit of its creditors; or a compromise or arrangement is proposed by the Borrower to its creditors or any class of its creditors; or if any order is made or an effective resolution is passed for the winding-up of the Borrower; or if a custodian, trustee, receiver or other officer with like powers is appointed for the Borrower under applicable bankruptcy or insolvency legislation; or if bankruptcy proceedings are instituted by or against the Borrower, provided that in the case of an involuntary petition, such petition is not dismissed within sixty (60) days;

                  7.1.6 If any subordinated creditor defaults in observing or performing any covenant or agreement under any subordination agreement in favor of the Lender on its part to be observed or performed, after the Borrower receives written notice of such default from the Lender, or otherwise becomes aware of such default, or if capable of cure, where such default shall continue for a period of fourteen (14) days after the Borrower receives written notice of such default from the Lender, or otherwise becomes aware of such default, or if the Borrower takes or participates in any action which would be prohibited under the provisions of any such subordination agreement or makes any payment with respect to indebtedness that has been subordinated pursuant to any such subordination agreement; or

                  7.1.7 If a final judgment which, with other outstanding final judgments against the Borrower and its Subsidiaries, exceeds Fifty Thousand Dollars ($50,000) shall be entered against the Borrower or any Subsidiary and if, within sixty (60) days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within sixty (60) days after the expiration of any such stay, such judgment shall not have been discharged; or

                  7.1.8 If the Borrower defaults in the performance or compliance of any obligation or undertaking of the Borrower in the Voting Agreement or the Registration Rights Agreement provided such default has continued for a period of fourteen (14) days after the Borrower receives written notice of such default from the Lender, or otherwise becomes aware of such default.

         7.2      RIGHTS AND REMEDIES OF THE LENDER

Upon the occurrence of an Event of Default and at any time thereafter:

                  7.2.1 The Lender may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained in this Agreement, or in aid of the exercise of any power granted in this Agreement, and may at its option by notice to the Borrower declare all or any part of the unpaid Principal then outstanding to be forthwith due and payable, and thereupon such unpaid principal amount or part thereof, together with interest accrued thereon and all others sums, if any, payable under this Agreement, the Loan shall become so due and payable without any presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and such holder or holders may proceed to enforce payment of such amount or part thereof in such manner as it or they may elect. Notwithstanding the foregoing, upon the occurrence of an Event of Default described in
                           Section 7.1.4, the Indebtedness shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind;

                  7.2.2 The Lender will have the right, but not the obligation, to inform any creditor of the Borrower of any Event of Default by the Borrower;

                  7.2.3 Interest will accrue quarterly in arrears on the outstanding Principal at a penalty rate of Sixteen Percent (16%) per annum, compounding quarterly on the last day of each fiscal quarter of the Borrower, commencing on the occurrence of such Event of Default and terminating on the earlier of (i) the date such Event of Default is cured, or (ii) the conversion or repayment of the outstanding Principal and accrued interest;

                  7.2.4 The Borrower hereby waives to the extent not prohibited by applicable law which cannot be waived,
                           (a) all presentments, demands for performance, notice of non-performance, (b) any requirement of diligence or promptness on the part of any holder of the Loan or the Conversion Shares in the enforcement of its rights under this Agreement or the Loan, (c) except to the extent required by any other provision of this Agreement, any and all notices of every kind and description which may be required to be given by any statute or rule of law, and (d) any defense of any kind which it may now or hereafter have with respect to its liability under this Agreement;

                  7.2.5 The Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the indebtedness owed to the Lender;

                  7.2.6 The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

                  7.2.7 The Lender may exercise and enforce its rights and remedies under any other agreement, document or instrument by and between the Borrower and the Lender or by the Borrower in favor of the Lender;

                  7.2.8 The Lender may without regard to any waste, adequacy of the security or solvency of the Borrower, apply for the appointment of a receiver of the Collateral, to which appointment the Borrower hereby consents, whether or not foreclosure proceedings have been commenced and whether or not a foreclosure sale has occurred; or

                  7.2.9 If the Lender sells any of the Collateral on credit, the Indebtedness will be reduced only to the extent of payments actually received. If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and shall apply any proceeds actually received to the Indebtedness.

8.       SECURITY FOR THE LOAN

         8.1      GRANT OF SECURITY INTEREST

The Borrower hereby pledges, assigns and grants to the Lender, a first priority lien on and security interest in the Collateral, as defined in Schedule D, attached hereto, to secure the payment of all of the indebtedness under the Notes. Upon request by the Lender, the Borrower will grant to the Lender a security interest in all commercial tort claims that the Borrower may have against any person or entity. The Borrower agrees to take all actions requested by the Lender and reasonably necessary to perfect, to continue the perfection of, and to otherwise give notice of, the lien and security interest granted hereunder.

         8.2      NOTIFICATION OF ACCOUNT DEBTORS AND OTHER OBLIGORS

Upon the occurrence of an Event of Default and at any time thereafter as long as such Event of Default continues, the Lender may at any time notify any account debtor or other person or entity obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

         8.3      ASSIGNMENT OF INSURANCE

As additional security for the payment and performance of the indebtedness under the Notes, the Borrower hereby assigns to the Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proofs of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to the Lender to be applied, at the option of the Lender, either to the prepayment of the Principal and any accrued interest or shall be disbursed to the Borrower under staged payment terms reasonably satisfactory to the Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

         8.4      OCCUPANCY

The Borrower hereby irrevocably grants to the Lender the right to take exclusive possession of any premises occupied by the Borrower at any time as long as an Event of Default continues without notice or consent. The Lender may use such premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of items that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes. The Lender's right to hold such premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Principal and any accrued interest and termination of this Agreement and (ii) final sale or disposition of all items constituting Collateral and delivery of all such items to purchasers. The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any such premises; PROVIDED, HOWEVER, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any such premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 8.4.

         8.5      LICENSE

Without limiting the generality of any agreement or document, the Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all intellectual property rights owned by or licensed to the Borrower for the purpose of: (a) completing the manufacture of any in-process materials during the continuance of any Event of Default so that such materials become saleable inventory, all in accordance with the same quality standards previously adopted by the Borrower for its own manufacturing and subject to the Borrower's reasonable exercise of quality control; and (b) selling, leasing or otherwise disposing of any or all Collateral during the continuance of any Event of Default.

         8.6      FINANCING STATEMENT

The Borrower authorizes the Lender to file from time to time, such financing statements against collateral described as "all personal property" or "all assets" or describing specific items of collateral including commercial tort claims as the Lender deems necessary or useful to perfect the security interest granted herein. All financing statements filed before the date hereof to perfect such security interest were authorized by the Borrower and are hereby re-authorized. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the Borrower represents and warrants that the following information is true and correct:

                  Name and address of Borrower:
                  Reclamation Consulting and Applications, Inc.
                  940 Calle Amanecer, Suite E
                  San Clemente, CA  92673

                  Federal Employer Identification No.  58-2222646
                  Organizational Identification No.  CO 19871299893

                  Name and address of Lender:
                  Pala Investments Holdings Limited
                  12 Castle Street, Ste Helier, Jersey, JE2 3RT, Channel Islands


The Borrower has authorized the filing of financing statements sufficient when filed to perfect the security interest granted herein and in any other agreement, instrument or document by the Borrower in favor of the Lender. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral which is capable of being perfected by filing financing statements. None of the Collateral is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

         8.7      SETOFF

The Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Principal and any accrued interest, whether or not due.

         8.8      COLLATERAL

This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person or entity, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application. The Lender has no obligation to clean-up or otherwise prepare the Collateral for sale. The Borrower waives any right it may have to require the Lender to pursue any third person or entity for any of the Principal and any accrued interest.

9.       OTHER PROVISIONS.

         9.1      SECOND TRANCHE

         (a) Subject to Section 9.1(b), at the Lender's sole discretion, the Lender may increase the amount of outstanding Principal under this Loan by an additional Two Million Dollars ($2,000,000), which additional amount shall comprise the Second Tranche, by providing this amount to the Borrower in cash or readily available funds, and the Borrower shall issue to the Lender two million (2,000,000) warrants for the purchase of an aggregate Two Million (2,000,000) shares of the Borrower's common stock (the "Additional Warrants"). The Additional Warrants shall be exercisable until 5:00 PM Pacific Time three (3) years from the Effective Date and shall be evidenced by one or more warrant certificates substantially in the form of Schedule B, attached hereto, with an exercise price of Twenty-One Cents ($0.21) per share. The Borrower expressly agrees that the Loan may be increased by the Second Tranche at the sole discretion of the Lender, and Borrower agrees to accept the additional principal amount of the Second Tranche on the terms and conditions set forth herein, provided that the Loan shall also be increased by the Second Tranche pursuant to the terms of Subsection 9.1(b).

         (b) Subject to Section 10 hereof, in the event that the Borrower achieves the Benchmarks (defined below) on or before December 31, 2008, and the full amount of the Second Tranche shall not have already been provided to Borrower by Lender, then the Lender shall increase the amount of outstanding Principal under the Loan by the amount of the Second Tranche. The Second Tranche shall be subject to all of the terms and conditions contained in this Agreement with respect to the First Tranche. For the purpose of this Section 9.1, the Borrower shall have achieved the "Benchmarks" if all of the following have been accomplished (as determined by the Lender in its reasonable discretion):

                  9.1.1 The Borrower has sold at least one million (1,000,000) gallons of its Alderox product during calendar year 2008;

                  9.1.2 The Borrower has signed orders or contracts for the sale of at least one million (1,000,000) gallons of Alderox during calendar year 2009, or the Borrower has the reasonable expectation of selling at least one million (1,000,000) gallons of Alderox during calendar year 2009 based on signed orders for the sale of Alderox in calendar year 2009 and/or existing customer accounts; and

                  9.1.3 The Borrower has reached a gross profit margin of Five Dollars ($5.00) per gallon on its total sales of Alderox as calculated according to U.S. Generally Accepted Accounting Procedures in effect at the time in calendar year 2008.

At the time of the drawdown of the Second Tranche the Borrower shall complete a "Drawdown Certificate" in the form of Schedule I, attached hereto, and return to the Lender. The Drawdown Certificate shall confirm that all of the conditions precedent in Section 10 have been satisfied at the time of the drawdown.

10.      CONDITIONS PRECEDENT

The Lender's obligation to advance the First Tranche and the Second Tranche shall be subject to the following conditions precedent, provided that the event described in Subsection 10.8 (Share Reorganization), shall be a condition precedent to the advancement of the Second Tranche only:

         10.1     DEBENTURE DOCUMENTS

The Lender shall have received each of the following, each properly executed by the appropriate party and in form and substance satisfactory to the Lender:

                  10.1.1   This Agreement;

                  10.1.2   The Note;

                  10.1.3   The Patent and Trademark Security Agreement;

                  10.1.4   The Voting Agreement; and

                  10.1.5   The Registration Rights Agreement.

         10.2     REPRESENTATIONS AND WARRANTIES

Each of the representations and warranties set forth in Section 5 hereof are true, accurate and correct as of the date of such advance, except to the extent that such representations and warranties relate solely to an earlier date.

         10.3     SECRETARY'S CERTIFICATE

The Lender shall have received a certificate of the Secretary of the Borrower, dated at the Effective Date, (a) attesting to the corporate action taken by the Borrower, including resolutions of the Board of Directors authorizing (i) the execution of the Agreement, (ii) the issuance of the Note to be issued to the Borrower, (iii) the execution of, delivery, and performance by the Borrower of all other agreements or matters contemplated hereby or executed in connection herewith, (b) certifying the names and true signatories of the officers of the Borrower authorized to sign this Agreement, the Note, and other documents, instruments or certificates to be delivered pursuant hereto and thereto, together with the true signatures of such officers and (c) verifying that the Articles of Incorporation and the By-Laws are true, correct and complete as of the Effective Date.

         10.4     OFFICER'S CERTIFICATE

The Lender shall have received a certificate of the President and Chief Financial Officer of the Borrower, dated at the Effective Date, which shall certify that the representations and warranties contained in Section 5 hereof are true and correct as of the Effective Date and that all conditions required to be performed prior to the Effective Date have been performed as of the Effective Date.

         10.5     GOOD STANDING CERTIFICATES

The Lender shall have received a certificate of the appropriate public official in the jurisdiction of incorporation of the Borrower and each Subsidiary certifying the due incorporation and good standing of the Borrower and such Subsidiary together with, in the case of the Borrower, a certified copy of the Articles of Incorporation of the Borrower.

         10.6     NO PROCEEDINGS OF LITIGATION

No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Borrower or any Subsidiary, or any of the officers or directors of the Borrower or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

         10.7     NO EVENT OF DEFAULT

No event has occurred and is continuing, or would result from the advance of the First Tranche or the Second Tranche, as the case may be, which constitutes an Event of Default.

         10.8     SHARE REORGANIZATION

By the Conversion Right Commencement Date, which shall fall within sixty (60) days of the Effective Date, the Borrower shall have amended its Articles of Incorporation to the extent necessary to complete a share reorganization such that the capital structure of the Borrower is as detailed in Schedule K, as determined by the Lender in its reasonable discretion, and such that such that the Borrower has sufficient shares of common stock available to effect the conversion of the Loan.

         10.9     SUBORDINATION OF EXISTING AGREEMENTS

The Borrower shall have provided executed Subordination Agreements, in the form attached hereto as Schedule N, with respect to all loans, mortgages, indentures, security agreements and creditor agreements or arrangements secured by assets of the Borrower which are outstanding at the date of this Agreement.

11.      INDEMNIFICATION

The Borrower shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, assigns, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

         11.1 Any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or any of the agreements, instruments or documents related hereto or the making of the Loan;

         11.2 Any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Subsection 5.1 proves to be incorrect in any respect or as a result of any violation of the covenants contained in Section 6; and

         11.3 Any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Loan.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole costs and expense. Each Indemnitee will use its reasonable efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligations under this Section 11 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.

12.      REGISTRATION, TRANSFER AND SUBSTITUTION

         12.1     OWNERSHIP OF NOTES

The Borrower will keep at its principal office a register in which the Borrower will provide for the registration of Notes and the registration of transfers of Notes. The Borrower may treat the person or entity in whose name the Note is registered on such register as the owner thereof for the purpose of receiving payment of the Principal and interest on such Note and for all other purposes, whether or not such Note shall be overdue.

         12.2     TRANSFER AND EXCHANGE OF NOTE

Upon surrender of the Note to the Borrower at its principal office for registration of transfer or for exchange, the Borrower at its expense will execute and deliver in exchange therefor a new Note or Notes of the same class as such surrendered Note in denominations as requested by the holder or transferee, which aggregate shall equal the unpaid Principal amount of such surrendered Note. Each such new Note shall be registered in the name of such person or entity as such holder or transferee may request, shall be dated so that there will be no loss of interest on such surrendered Note and shall be likewise in tenor.

         12.3     REPLACEMENT OF NOTES

Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft destruction, upon delivery of an indemnity in form and substance acceptable to the Borrower in its reasonable discretion, or in the case of any such mutilation, upon the surrender of such Note for cancellation to the Borrower at its principal office, the Borrower at its expense will execute and deliver, in lieu thereof, a new Note of the same class and of like tenor, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been executed and delivered by the Borrower shall not be deemed to be an outstanding Note for any purpose hereof.

13.      GENERAL

         13.1     WAIVER OR MODIFICATION

No failure on the part of the Lender in exercising any power or right hereunder will operate as a waiver of the power or right nor will any single or partial exercise of such right or power preclude exercise of any other right or power hereunder. No amendment, modification or waiver of any condition of this Agreement or consent to any departure by the Borrower therefrom will be effective unless it is in writing signed by the Lender. No notice to or demand on the Borrower will entitle the Borrower to any other further notice or demand in similar or other circumstances unless specifically provided for in this Agreement.

         13.2     TIME

Time is of the essence in the performance of this Agreement.

         13.3     FURTHER ASSURANCES

The parties to this Agreement will do, execute and deliver or will cause to be done, executed and delivered all such further acts, documents and things as may be reasonably required for the purpose of giving effect to this Agreement.

         13.4     ASSIGNMENT

The Borrower may not assign this Agreement or its interest herein or any part hereof except with the prior written consent of the Lender. The Lender may assign the Loan or this Agreement, or its interest in the Loan or this Agreement or any part thereof upon ten (10) days' written notice to the Borrower and provided that (i) the assignee is an affiliated or associated company of the Lender, or a successor company to the Lender following any re-domestication, asset sale, merger, consolidation or other reorganization, and (ii) agrees to be bound by the terms of this Agreement to the extent of such assignment.

         13.5     SURVIVAL

All representations and warranties contained in this Agreement or in any other agreement between the Borrower and the Lender shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Principal.

         13.6     CUMULATIVE REMEDIES

All rights and remedies of the Lender shall be cumulative and may be exercised singularly or concurrently, at the Lender's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

         13.7     CONFIDENTIALITY

The Lender will hold and will cause its auditors, attorneys, financial advisors, bankers and other consultants, affiliates and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the reasonable opinion of its counsel, by other requirements of law, all documents and information concerning the Borrower furnished it by the Borrower or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the Lender, (ii) in the public domain through no fault of the Lender, or (iii) later lawfully acquired from other sources by the Lender), and the Lender will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants, affiliates and advisors in connection with this Agreement. The Lender acknowledges that it has received and may continue to receive non-public material information regarding the Company, and Lender shall not, and shall take reasonable steps to assure that its auditors, attorneys, financial advisors, bankers and other consultants, affiliates and advisors do not, use any such non-public material information in contravention of applicable securities laws or for any other purpose other then protecting the rights of Lender under this Agreement.

14.      NOTICES

All notices, requests, demands and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as set forth below, or at such other address as any party may hereafter indicate by notice delivered as set forth in this Section 14:



         If to Borrower:                  Reclamation Consulting and
                                          Applications, Inc.
                                          940 Calle Amanecer, Suite E
                                          San Clemente, CA  92673
                                          Attn: Mr. Gordon W. Davies
                                                President

         With a copy (which shall
         not constitute notice) to:       August Law Group, P.C.
                                          19200 Von Karman, Suite 900
                                          Irvine, California  92614
                                          Attn: Kenneth S. August, Esquire
                                                President

         If to Lender:                    Pala Investments Holdings Limited
                                          12 Castle Street
                                          St Helier
                                          Jersey
                                          JE2 3RT
                                          Channel Islands
                                          Attn: Ms. Susan Garrod, Director

         With a copy to:                  Pala Investment AG
                                          Dammstrasse 19
                                          6300 Zug
                                          Switzerland
                                          Attn: Mr Jan Castro, Managing Director

15.      AMENDMENTS

This Agreement may be amended, waived, discharged or terminated only with the agreement of the party against whom enforcement of the amendment, waiver, discharge or termination is sought and only in writing signed by both parties to this Agreement and subject to the same governing law and venue as stated in
Section 2.1 hereof.

16.      COUNTERPART AND FAX EXECUTION

This Agreement may be executed in two or more counterparts and by fax transmission, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the date given above.

17.      ENTIRE AGREEMENT

This Agreement, together with the Schedules and Exhibits referred to herein which are incorporated herein by this reference, and the agreements referred to herein, supersedes all prior agreements and understandings and shall constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby.







                             SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Secured Convertible Debenture as of the date first written above.

LENDER

PALA INVESTMENTS HOLDINGS LIMITED

/s/ Susan Garrod
---------------------------------
Susan Garrod
Executive Director


BORROWER

RECLAMATION CONSULTING AND APPLICATIONS, INC., a Colorado corporation


/s/ Michael Davies
-------------------------------------
By:      Michael C. Davies
Its:     Chief Executive Officer

                                   SCHEDULE A
                                   ----------


                        to Secured Convertible Debenture.

--------------------------------------------------------------------------------

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE ISSUER. THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE ACT.

                                 PROMISSORY NOTE


$5,000,000                                                     December 12, 2007


This Promissory Note is being issued pursuant to a Secured Convertible Debenture dated for reference as of December 12, 2007 between Pala Investments Holdings Limited and Reclamation Consulting and Applications, Inc. (the "Convertible Debenture"). Capitalized terms used in this Promissory Note are defined in the Convertible Debenture shall have the same meanings as defined therein, unless otherwise defined herein.

FOR VALUE RECEIVED, Reclamation Consulting and Applications, Inc. (the "Borrower"), of 940 Calle Amanecer, Suite E, San Clemente, CA 92673, PROMISES TO PAY on December 11, 2010 or on demand in accordance with the terms of the Convertible Debenture, to the order of Pala Investments Holdings Limited (the "Lender"), at 22 Colomberie, St. Helier, Jersey, JE1 4XA, Channel Islands, the sum of Five Million Dollars ($5,000,000) or the aggregate unpaid principal amount of the First Tranche and the Second Tranche, if any, together with any accrued unpaid interest and costs and expenses outstanding as of such date (the "Indebtedness"). Interest on the Indebtedness at the rate of Twelve Percent (12%) per annum (or the highest interest rate permissible by applicable law, whichever is lower) (the "Interest Rate"), compounded on the last day of each fiscal quarter of the Borrower, will accrue until the earlier of (i) the Maturity Date, (ii) the date the Loan is repaid in full, or (iii) the date that the Indebtedness is converted to Borrower's common stock pursuant to the terms of the Convertible Debenture. Notwithstanding the foregoing, following the occurrence of an Event of Default and pursuant to Subsection 7.2.3 of the Convertible Debenture, the Interest Rate shall be Sixteen Percent (16%) per annum (or the highest interest rate permissible by applicable law, whichever is lower), until the earlier of (i) the date such Event of Default is cured, (ii) the date the Indebtedness is repaid in full, or (iii) the date that the Indebtedness is converted to Borrower's common stock pursuant to the terms of the Convertible Debenture.

The obligations of the Borrower to pay the Indebtedness to the Lender will terminate if and to the extent that the Indebtedness is converted in accordance with Section 4 of the Convertible Debenture.

The Borrower waives presentment or other demand for payment, notice of dishonor, protest and non-payment.

The Borrower may prepay all or any portion of the Indebtedness at any time or from time to time without penalty, bonus or charges.

The Borrower shall pay all costs of collection, including reasonable attorneys' fees and legal expenses if this Promissory Note is not paid when due, whether or not legal proceedings are commenced.

                                    Reclamation Consulting and Applications,
                                    Inc., a Colorado corporation


                                    ______________________________________
                                    By:  Michael C. Davies
                                    Its:  Chief Executive Officer

                                   SCHEDULE B


                        to Secured Convertible Debenture



                               WARRANT CERTIFICATE



No. _____________                                             3,000,000 Warrants


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE ISSUER. THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE ACT.

                                WARRANTS FOR THE
                            PURCHASE OF COMMON STOCK

THIS CERTIFIES THAT, FOR VALUE RECEIVED, PALA INVESTMENTS HOLDINGS LIMITED, (the "Holder"), is the owner of warrants (the "Warrants") for the purchase of up to an aggregate of 3,000,000 shares of validly-issued, fully-paid and non-assessable common stock of RECLAMATION CONSULTING AND APPLICATIONS, INC., a corporation organized and existing under the laws of the State of Colorado (the "Corporation"). Such purchase may be made at any time, and from time to time, prior to 5:00 p.m. Pacific Time on the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with a written notice in the form of Attachment 1, attached hereto, signed by the Holder stating the number of shares of Common Stock with respect to which such exercise is being made, at the principal corporate address of the Corporation, accompanied by payment of the Exercise Price (as hereinafter defined) for each Warrant exercised (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to RECLAMATION CONSULTING AND APPLICATIONS, INC. The Purchase Price is subject to modification or adjustment as set forth herein. The Warrants represented by this Warrant Certificate have been issued by the Corporation in connection with the Secured Convertible Debenture, dated as of December 12, 2007, by and between the Corporation and the Holder.

SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

         (a) "CORPORATE OFFICE" shall mean the office of the Corporation at which, at any particular time, its principal business shall be administered, which office is currently located at 940 Calle Amanecer, Suite E, San Clemente, CA 92673.

         (b) "EXERCISE DATE" shall mean, as to any Warrant, the date on which the Corporation shall have received both (i) this Warrant Certificate, together with a written notice of exercise in accordance herewith, duly executed by the Holder hereof, or his attorney duly authorized in writing, and indicating that the Holder is thereby exercising such Warrant(s), and (ii) payment by wire transfer, or by official bank or certified check made payable to the Corporation, of an amount in lawful money of the United States of America equal to the applicable Purchase Price for such Warrant(s).

         (c) "EXERCISE PERIOD" shall mean the period commencing as of December 12, 2007 and expiring at 5:00 P.M. (Pacific Time), on December 11, 2010.

         (d) "EXERCISE PRICE" shall mean, as to any Warrant, the price at which a Warrant may be exercised for the purchase of Warrant Shares, which shall be $0.21.

         (e) "Expiration Date" shall mean 5:00 P.M. (Pacific Time) on last day of the Exercise Period. If such date shall be a holiday or a day on which banks are authorized to be closed in the State of California, then the Expiration Date shall mean 5:00 P.M. (Pacific Time) of the next consecutive day which does not fall on a holiday or a day on which banks are authorized to be closed in the State of California.

         (f) "HOLDER" shall mean, as to any Warrant and as of any particular date, the person in whose name the Warrant Certificate representing such Warrant is registered as of that date on the Warrant Register maintained by the Corporation.

         (g) "COMMON STOCK" shall mean the common stock of the Corporation, which has the right to participate in the distribution of earnings and assets of the Corporation without limit as to amount or percentage.

         (h) "PURCHASE PRICE" shall mean the purchase price to be paid upon exercise of each Warrant hereunder in accordance with the terms hereof, which price shall be the Exercise Price, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof.

         (i) "SECURITIES ACT" shall mean the Securities Act of 1933, and any amendments or modifications, or successor legislation, thereto adopted, and all regulations, rules or other laws enacted or adopted pursuant thereto.

         (j) "WARRANTS" shall mean the Warrants represented by this Warrant Certificate.

         (k) "WARRANT CERTIFICATE" shall mean any certificate representing Warrants, and "this Certificate" shall mean the Warrant Certificate issued to the Holder identified on the first page hereof.

         (l) "WARRANT REGISTRY" means the official record maintained by the Corporation in which are recorded, with respect to each Warrant Certificate issued by the Corporation, the date of issuance, the name and address of the original Holder, the name and address of each subsequent transferee of such original Holder, and the identifying number, of such Warrant Certificate.

         (m) "WARRANT SHARES" shall have the meaning given to it in Section 2 of this Certificate.

SECTION 2. EXERCISE OF WARRANTS.

         (a) Each Warrant evidenced hereby may be exercised by the Holder upon the terms and subject to the conditions set forth herein prior 5:00 p.m. Pacific Time on the Expiration Date (as hereinafter defined). A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive shares of restricted common stock of the Corporation deliverable upon such exercise ("Warrant Shares") shall be treated for all purposes as the Holder of a Warrant Share upon the exercise of the applicable Warrant as of the close of business on the Exercise Date. Promptly following, and in any event within ten (10) business days after, the date on which the Corporation first receives clearance of all funds received in payment of the Purchase Price pursuant to this Warrant Certificate, the Corporation shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates evidencing the issuance to such Holder of the applicable number of Warrant Shares (plus a Warrant Certificate for any remaining issued but unexercised Warrants of the Holder). Notwithstanding the foregoing sentence, in the event that any registration or qualification (or filing for exemption from any such requirements) is required prior to the issuance of such Warrant Shares by the Corporation in accordance with Section 3(b) below, then the obligation to deliver any such certificates shall arise only upon completion of such requirements and at such time as the Corporation may lawfully do so.

         (b) Upon the exercise of the Warrants represented hereby, if the Corporation so requests, the Holder shall certify to the Corporation that it is not exercising such Warrants with a view to distribute the Warrant Shares in violation of the Securities Act, and shall provide such other investor representations as the Corporation may require to confirm the ability of the Corporation to rely upon the exemption from registration under the Securities Act which applies to the distribution of Warrant Shares at the time of such distribution.

SECTION 3. RESERVATION OF SHARES; TAXES; ETC.

         (a) The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the valid exercise of Warrants, such number of Warrant Shares as shall then be issuable upon the exercise of all Warrants then outstanding. The Corporation covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully-paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof (other than those which the Corporation shall promptly pay or discharge, or any liens created thereon by the Holder thereof and/or any predecessor of such Holder).

         (b) The Corporation shall not be obligated to deliver any Warrant Shares pursuant to the exercise of the Warrants represented hereby unless and until a registration statement under the Securities Act and/or under any applicable state securities laws and regulations, with respect to such securities is effective, or an exemption from such registration is available to the Corporation at the time of such exercise. The Corporation covenants that if any Warrant Shares reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal or state securities law before such securities may be validly issued or delivered upon such exercise, then the Corporation will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. However, in the event that this Warrant Certificate represents Warrants which have been transferred by an initial holder thereof, the Warrants represented hereby may not be exercised by, nor shares of Common Stock issued to, the Holder hereof in any state in which such exercise and issuance would be unlawful.

         (c) The Corporation shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Holder hereof, then no such delivery shall be made unless the person requesting the same has paid to the Corporation the amount of transfer taxes or charges incident thereto, if any.

SECTION 4. LOSS OR MUTILATION. Upon receipt by the Corporation of evidence satisfactory to it of the ownership of, and loss, theft, destruction or mutilation of, this Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to the Corporation, and (in the case of mutilation) upon surrender and cancellation thereof, the Corporation shall execute and deliver to the Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants as was indicated to be outstanding on the prior lost or mutilated Warrant Certificate (provided, however, that to the extent that any discrepancy may exist between the number of

Warrants purported to be outstanding in respect of any Holder as evidenced by a Warrant Certificate that has been lost or mutilated and the number attributable to such Holder in the Warrant Registry, then the Warrant Registry shall control for all purposes, absent a showing of manifest error. Each Holder requesting a substitute Warrant Certificate due to loss, theft or destruction shall, prior to receiving such substitute certificate, provide an affidavit to the Corporation in the form prescribed thereby and signed by (and notarized on behalf of) such Holder. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Corporation may prescribe.

SECTION 5. ADJUSTMENT OF PURCHASE PRICE. Subject to the provisions of this Warrant Certificate and applicable law, in the event the Corporation, at any time or from time to time after the date hereof while the Warrants are outstanding, (i) pays a stock dividend on its common stock, (ii) subdivides outstanding shares of common stock into a larger number of shares, or (iii) combines outstanding shares of common stock into a smaller number of shares, then in each such case the Purchase Price shall be adjusted to be equal to $0.21 multiplied by a fraction of which the numerator shall be the number of shares of common stock outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event.

SECTION 6. RESTRICTIVE LEGEND.

         (a) Except as otherwise provided in this Section 6, each Warrant Certificate and each certificate evidencing the issuance of Warrant Shares (whether issued in the name of the original Holder of this Certificate or of any subsequent transferee thereof), shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE ISSUER. THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE ACT."

         (b) Each certificate evidencing the issuance of Warrant Shares and each Warrant Certificate may also bear such other restrictive legends as may be necessary to comply with applicable law in the Corporation's reasonable discretion. The legend requirements of Section 6(a) above shall terminate as to any particular Warrant or Warrant Share: (i) if and so long as such security shall have been effectively registered under the Securities Act and is disposed of pursuant thereto; or (ii) when the Corporation shall have received an opinion of counsel reasonably satisfactory to it that such shares may be sold to the public without registration thereof under the Securities Act. Whenever the legend requirements imposed by this Section 6 shall terminate as to any Warrant Share, as hereinabove provided, the Holder hereof shall be entitled to receive from the Corporation, at the Corporation's expense, a new certificate representing such Warrant Shares and not bearing the restrictive legend set forth in Section 6(a).

SECTION 7. RIGHTS OF ACTION. All rights of action with respect to the Warrants are vested in the Holders of the Warrants, and any Holder of a Warrant, without consent of the holder of any other Warrant, may, in such Holder's own behalf and for his own benefit, enforce against the Corporation his right to exercise his Warrants for the purchase of Warrant Shares in the manner provided in this Warrant Certificate.

SECTION 8. AGREEMENT OF WARRANT HOLDERS. Every holder of a Warrant, by his or her acceptance thereof, consents and agrees with the Corporation and every other holder of a Warrant that:

         (a) the Warrant Registry shall be maintained by the Corporation's Secretary, and shall be the official register of all Warrants issued to any person pursuant to the Convertible Debenture. The Warrant Registry shall be dispositive as to the issuance, ownership, transfer and other aspects of each Warrant issued by the Corporation which are recorded therein and, absent manifest error, such records shall control for all purposes;

         (b) the Warrants are transferable only on the Warrant Registry by the Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the Corporate Office of the Corporation, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Corporation in its sole discretion, together with payment of the amount of any applicable transfer taxes; and

         (c) the Corporation may deem and treat the person in whose name the Warrant Certificate is registered on the Warrant Registry as the Holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in this Certificate.

SECTION 9. MODIFICATION OF WARRANTS. Other than with respect to any adjustment made by the Corporation in accordance with the provisions of Section 5 hereof, this Certificate may only be modified, supplemented or altered by the Corporation, and only with the consent in writing of the Holder.

SECTION 10. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Holder of a Warrant Certificate, at the address of such Holder as shown on the Warrant Registry maintained by the Corporation; and if to the Corporation, addressed as set forth below, or at such other address as may be designated by the Corporation from time to time in accordance with this
Section 10:

If to the Corporation:                      Reclamation Consulting and
                                            Applications, Inc.
                                            940 Calle Amanecer, Suite E
                                            San Clemente, CA  92673
                                            Attn:    Mr. Gordon W. Davies
                                                     President

With a copy (which shall
not constitute notice) to:                  August Law Group, P.C.
                                            19200 Von Karman, Suite 900
                                            Irvine, California  92614
                                            Attn:    Kenneth S. August, Esquire
                                                     President

SECTION 11. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such State, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange.

SECTION 12. ENTIRE UNDERSTANDING. This Certificate contains the entire understanding among the Corporation and the Holder relating to the subject matter covered herein, and merges all prior discussions, negotiations and agreements, if any between them. Neither of the parties to this agreement shall be bound by any representations, warranties, covenants, or other understandings relating to such subject matter, other than as expressly provided for or referred to herein.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed, manually or in facsimile, by an officer thereunto duly authorized, as of the date set forth below.

Date:    December 12, 2007

RECLAMATION CONSULTING AND APPLICATIONS, INC., a Colorado corporation


____________________________________
By:  Michael C. Davies
Its:  Chief Executive Officer

                                  ATTACHMENT 1
                                  ------------


                               TO WARRANTS FOR THE

                            PURCHASE OF COMMON STOCK

                               NOTICE OF EXERCISE


TO:      RECLAMATION CONSULTING AND APPLICATIONS, INC. (THE "COMPANY")

1. The undersigned hereby elects to purchase ____________ shares of Company common stock, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

2. The undersigned hereby certifies that it is not a U.S. Person (as defined by Rule 902 of the Securities Act of 1933, as amended) and that the warrant is not being exercised for the account or benefit of or on behalf of a U.S. Person.

3. Please issue a certificate or certificates representing said shares of Company common stock in the name of the undersigned or in such other name as is specified below:

                                             __________________________________
                                             (Name)

                                             __________________________________
                                             (Address)

_____________________                        ___________________________________
(Date)                                       (Name of Warrant Holder)


                                                By:   __________________________

                                                Title:__________________________
                                                      (Name of purchaser, and
                                                      title and signature of
                                                      authorized person)

                                   SCHEDULE C
                                   ----------


                        to Secured Convertible Debenture

                              NOTICE OF CONVERSION


TO:      RECLAMATION CONSULTING AND APPLICATIONS, INC. (the "Company")

1. The undersigned hereby elects to convert to Company common stock the amount of outstanding Principal under the attached Convertible Debenture and the attached Promissory Note(s), all pursuant to the terms of the Convertible Debenture, in the amounts designated below:

                  Principal:                                       $____________

                  Interest accrued on such amount of Principal:    $____________

                  Total (the "Conversion Amount"):                 $____________

2. The undersigned hereby certifies that (a) it is not a U.S. Person (as defined by Rule 902 of the Securities Act of 1933, as amended) and that this conversion is not being effected for the account or benefit of or on behalf of a U.S. Person; and (b) all representations and warranties contained in the Convertible Debenture as to the undersigned's status as an investor in the Company remain true and correct as of the date of this Notice of Conversion.

3. Please issue a certificate or certificates representing said shares of Company common stock in the name of the undersigned or in such other name as is specified below:

                                       __________________________________
                                       (Name)

                                       __________________________________
                                       (Address)

________________________               ___________________________________
(Date)                                 (Name of Lender)
                                          By:    ______________________________

                                          Title: ______________________________
                                                 (Name of Lender, and title and
                                                 signature of authorized person)

                                   SCHEDULE D


                        to Secured Convertible Debenture



                                   COLLATERAL


"Collateral" means all of the Borrower's accounts, chattel paper and electronic chattel paper, deposit accounts, documents, equipment, general intangibles, goods, instruments, inventory, investment property, real property, letter-of-credit rights, letters of credit; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all other collateral pledged to the Lender under any other agreement, instrument or document; (vi) any money, or other assets of the Borrower that now or hereafter come into the possession, custody, or control of the Lender; (vii) proceeds of any and all of the foregoing; (ix) books and records of the Borrower, including all mail or electronic mail addressed to the Borrower; and (x) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights. As used in the definition of Collateral, each of the following terms shall have the meaning given it under the Uniform Commercial Code as in effect in the state designated in this Agreement as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion of this
Agreement: accounts, chattel paper, electronic chattel paper, deposit accounts, documents, equipment, general intangibles, goods, instruments, inventory, investment property and letter-of-credit rights.

For the avoidance of doubt, the Lender shall have the first lien over all Collateral, which will rank higher than any other creditor of the Borrower, to the extent permitted by law.

                                   SCHEDULE E
                                   ----------


                            AUTHORIZED CAPITAL STOCK


         As of the Effective Date, the authorized and issued capital stock of the Borrower is as follows:

         1. Authorized Shares of Common Stock: 150,000,000 shares, of which 121,650,023 issued and outstanding.

         2. Authorized Shares of Preferred Stock: 5,000,000 shares, none of which are issued and outstanding.

The following table represents the approximate capitalization of the Borrower as of December 5, 2007, without giving effect to the Share Reorganization:

                                                                                      WARRANTS
                                                                                     ASSOCIATED
                                                                                        WITH
                                     OUTSTANDING    CONVERSION OF     CONVERSION     CONVERTIBLE     OPTIONS &
                          NOTES     COMMON STOCK      PRINCIPAL      OF INTEREST      DEBENTURES     WARRANTS     FULLY DILUTED
                                   -------------------------------------------------------------------------------------------
Outstanding Shares
  of Common Stock           1       121,650,023                                                                    121,650,023
Convertible Note            2                         45,843,840       15,836,634                                   61,680,474
Secured Convertible
  Debentures                3                          5,800,000        1,044,000     6,844,000                     13,688,000
Unsecured Convertible
  Debentures                4                          6,583,333          450,000       950,000                      7,983,333
Outstanding Stock Options
  & Warants                 5                                                                        26,531,500     26,531,500
                                   -------------------------------------------------------------------------------------------
Total                               121,650,023       58,227,173       17,330,634     7,794,000      26,531,500    231,533,330

Notes to Table

1.       Outstanding shares of common stock as of December 5, 2007.

2. Convertible Note dated July 18, 2007 issued to Canvasback Company Limited pursuant to the Note Purchase Agreement dated October 17, 2006, as amended, bearing interest at the rate of 10% per annum and maturing on July 18, 2009. Assumes full conversion of all principal and interest to shares of common stock, as of December 5, 2007, at a conversion price of share of $0.025 per share.

3. Secured convertible debentures dated May 30, 2007 maturing on November 29, 2008 and carrying interest at 12% per annum. The outstanding balance of principal, interest and up to six months of future interest is convertible at $0.20 per share. Warrants issuable on conversion have exercise prices of $0.22 and $0.24. Assumes full conversion of all principal and interest to shares of common stock and the exercise of all associated warrants as of December 5, 2007.

4. Convertible Debentures issued to Joan Gish in September 2007 (the Joan Gish CD"), Norm Gish in October 2007 (the "Norm Gish CD") and to nine Canadian investors in November 2007 (the "November CD's") together with associated warrants.

         The Joan Gish CD carries interest at 12% per annum and matures on March 10, 2009, with interest payable monthly. The principal amount of the Joan Gish is $350,000 including $50,000 advanced in October 2007 which the parties have orally agreed to add to the Joan Gish CD. The principal is convertible by Joan Gish into shares of the Borrower's common stock at $0.12 per share In connection with the Joan Gish CD, Joan Gish is entitled to warrants for the purchase of 350,000 shares of Borrower's common stock at an exercise price of $0.20 per share for a term of three (3) years from issuance.

         The Norm Gish CD carries interest at 12% per annum and matures on April 21, 2009, with interest payable monthly. The principal amount of the Norm Gish CD is $105,030. The principal is convertible by Norm Gish into shares of the Borrower's common stock at $0.15 per share. Norm Gish also received warrants to purchase 100,000 shares of our common stock. Half of the warrants have an exercise price of $0.22 per share and the other half have an exercise price of $0.24 per share. The warrants expire on May 22, 2010.

         The November CD's carry interest of 12% per annum and mature two (2) years following issuance, with interest payable monthly. The principal amount of the November Debentures is $500,000. The principal is convertible by the investors into shares of the Borrower's common stock at $0.15 per share. The investor also received warrants to purchase up to 500,000 shares of the Borrower's common stock at an exercise price of $0.22 per share for a term of three (3) years.

         Assumes full conversion of all principal and interest, and applicable future interest on the Norm Gish CD, Joan Gish CD and the November CD's to shares of common stock and the exercise of all associated warrants as of December 5, 2007.

5. Consists of all outstanding options for the purchase of common stock and any other warrants not included above.

                                   SCHEDULE F
                                   ----------


                                  SUBSIDIARIES



At the Effective Date, the Borrower has no subsidiaries.

                                   SCHEDULE G


                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS

RECLAMATION CONSULTING AND APPLICATIONS, INC.

                                                            FINANCIAL STATEMENTS

                                      FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

                                                                            WITH

                         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

================================================================================








                                   RECLAMATION CONSULTING AND APPLICATIONS, INC.

                                                               TABLE OF CONTENTS

================================================================================


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM......................F-1

FINANCIAL STATEMENTS:

   Balance Sheet.............................................................F-2

   Statements of Operations..................................................F-3

   Statements of Stockholders' Deficit.......................................F-4

   Statements of Cash Flows..................................................F-5

   Notes to Financial Statements.............................................F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors and Stockholders
Reclamation Consulting and Applications, Inc.


We have audited the accompanying balance sheet of Reclamation Consulting and Applications, Inc. (the "Company") as of June 30, 2007, and the related statements of operations, stockholders' deficit, and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reclamation Consulting and Applications, Inc. at June 30, 2007 and the results of its operations and its cash flows for each of the years in the two-year period then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company has incurred recurring losses and has negative working capital of $2,116,047 at June 30, 2007, which indicates that the Company may lack sufficient working capital to service its debts and to fund its operations through the fiscal year ending June 30, 2008. These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

As discussed in Note 2 to the financial statements, effective July 1, 2006, the Company changed its method of accounting for share-based compensation to adopt Statement of Financial Accounting Standards No. 123(R), SHARE-BASED PAYMENT.

                                              /S/ KMJ CORBIN & COMPANY LLP

                                                 Irvine, California
                                                 October 15, 2007




                       RECLAMATION CONSULTING AND APPLICATIONS, INC.
                                       BALANCE SHEET
                                       JUNE 30, 2007

                                           ASSETS
                                           ------

CURRENT ASSETS:
    Cash                                                                      $      3,741
    Accounts receivable                                                             27,750
    Inventories                                                                     45,221
    Prepaid expenses and other current assets                                       60,400
                                                                              ------------

             Total current assets                                                  137,112

    Property and equipment, net                                                     44,827
    License agreement, net                                                         425,000
    Debt issuance costs, net                                                       504,167
    Deposits                                                                        28,158
                                                                              ------------

                                                                              $  1,139,264
                                                                              ============

                           LIABILITIES AND STOCKHOLDERS' DEFICIT
                           -------------------------------------

CURRENT LIABILITIES:
    Accounts payable                                                          $    415,741
    Accrued professional fees                                                      200,189
    Payroll taxes payable                                                           98,075
    Accrued interest payable                                                       488,124
    Payable to shareholders                                                        110,000
    Other accrued expenses                                                          60,862
    Accrued judgment payable                                                        29,700
    Current portion of notes payable - related parties,
      net of debt discount                                                         554,118
    Current portion of notes payable, net of debt discount                         296,350
                                                                              ------------

             Total current liabilities                                           2,253,159

    Notes payable-related parties, net of current portion and debt discount      1,051,936
    Notes payable, net of current portion and debt discount                        472,566
                                                                              ------------

             Total liabilities                                                   3,777,661
                                                                              ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
    Common stock, $0.01 par value; 150,000,000 shares authorized,
      55,570,023 shares issued and outstanding                                     555,700
    Committed shares                                                               307,400
    Additional paid-in-capital                                                  23,667,761
    Treasury stock (1,500,000 shares), at cost                                     (15,000)
    Accumulated deficit                                                        (27,154,258)
                                                                              ------------

             Total stockholders' deficit                                        (2,638,397)
                                                                              ------------

                                                                              $  1,139,264
                                                                              ============


       See report of independent registered public accounting firm and accompanying notes to the financial statements.


                                            F-2



                    RECLAMATION CONSULTING AND APPLICATIONS, INC.
                              STATEMENTS OF OPERATIONS
                     FOR THE YEARS ENDED JUNE 30, 2007 AND 2006


                                                          2007            2006
                                                      ------------    ------------

Net revenue                                           $    214,912    $     96,122

Cost of revenue                                            371,281         150,670
                                                      ------------    ------------

Gross loss                                                (156,369)        (54,548)

Selling, general and administrative expenses             3,139,508       3,229,011
                                                      ------------    ------------
Loss from operations                                    (3,295,877)     (3,283,559)

Other income (expense)
     Interest expense                                   (2,164,960)     (1,280,668)
     Loss on disposal of asset                                (540)             --
     Loss on uncolletible notes receivable                      --         (10,608)
     Gain on extinguishment of debt                      1,159,164              --
     Litigation settlement                                      --         (21,000)
     Change in fair value of derivative liabilities       (820,826)     (2,508,656)
     Loss on collateralized shares                              --        (110,000)
                                                      ------------    ------------
                                                        (1,827,162)     (3,930,932)
                                                      ------------    ------------

Loss before income taxes                                (5,123,039)     (7,214,491)

Provision for income taxes                                     800             800
                                                      ------------    ------------
Net loss                                              $ (5,123,839)   $ (7,215,291)
                                                      ============    ============

Net loss per common share:
     Basic and diluted                                $      (0.10)   $      (0.19)
                                                      ============    ============

Weighted-average common shares outstanding
     Basic and diluted                                  49,558,022      37,069,761
                                                      ============    ============


See report of independent registered public accounting firm and accompanying notes to the financial statements.


                                        F-3



                                            RECLAMATION CONSULTING AND APPLICATIONS, INC.
                                                 STATEMENTS OF STOCKHOLDERS' DEFICIT
                                             FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

                                       Common Stock
                               ---------------------------   Additional                                                   Total
                                 Number of                     Paid-in       Treasury      Committed    Accumulated   Stockholders'
                                  Shares         Amount        Capital         Stock         Shares       Deficit        Deficit
                               ------------   ------------   ------------   ------------   -----------  ------------   ------------

Balance at June 30, 2005         29,620,813   $    296,208   $ 11,731,997   $    (15,000)  $    25,000  $(14,815,128)  $ (2,776,923)

Cancellation of share to
  be issued                                                                                    (25,000)                     (25,000)

Issuance of shares for
  services rendered                 662,500          6,625         28,375                                                    35,000

Conversion of notes payable
  and accrued interest            7,896,897         78,969        763,293                                                   842,262

Common shares to be issued
  for services rendered                                                                         32,400                       32,400

Cashless exercise of warrants     3,274,998         32,750        (32,750)                                                       --

Issuance of shares for
  intangible asset                7,611,150         76,112        424,396                                                   500,508

Reclass of derivative
  liabity to APIC in connection
  with warrants exercised and
  notes converted                                               1,634,496                                                 1,634,496

Net loss                                                                                                  (7,215,291)    (7,215,291)
                               ------------   ------------   ------------   ------------   -----------  ------------   ------------

Balance at June 30, 2006         49,066,358        490,664     14,549,807        (15,000)       32,400   (22,030,419)    (6,972,548)


Issuance of common shares
  for cash                        1,000,000         10,000        140,000                                                   150,000

Issuance of shares for
  services to be rendered         1,200,000         12,000        132,000                                                   144,000

Common shares to be issued
  for guarantees of debt                                                                       275,000                      275,000

Issuance of stock options
  to employees                                                    949,058                                                   949,058

Beneficial conversion
  feature of debt                                               3,955,147                                                 3,955,147

Shares issued in connection
  with extinguishment of debt     3,250,000         32,500        780,000                                                   812,500

Cashless exercise of warrants        53,665            536           (536)                                                       --

Shares issued for debt
  finders' fees                   1,000,000         10,000        240,000                                                   250,000

Reclass of warrant - related
  derivative liabilities to
  APIC in connection with
  repayment of debt and
  warrants                                                      2,922,285                                                 2,922,285

Net loss                                                                                                  (5,123,839)    (5,123,839)
                               ------------   ------------   ------------   ------------   -----------  ------------   ------------

Balance at June 30, 2007         55,570,023   $    555,700   $ 23,667,761   $    (15,000)  $   307,400  $(27,154,258)  $ (2,638,397)
                               ============   ============   ============   ============   ===========  ============   ============


          See report of independent registered public accounting firm and accompanying notes to the financial statements.


                                                                F-4


                                   RECLAMATION CONSULTING AND APPLICATIONS, INC.
                                             STATEMENTS OF CASH FLOWS
                                    FOR THE YEARS ENDED JUNE 30, 2007 AND 2006


                                                                                          2007           2006
                                                                                       -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                           $(5,123,839)   $(7,215,291)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
           Loss on uncollectible notes receivable                                               --         10,608
           Loss on collateralized shares                                                        --        110,000
           Issuance of stock options for services rendered                                 949,058        756,531
           Issuance of shares for services rendered                                         60,000         67,400
           Change in fair value of derivative and warrant liabilities                      820,826      2,508,656
           Amortization of discount on notes payable                                     1,684,978        914,638
           Depreciation and amortization                                                   141,401         53,820
           Gain on extinguishment of debt                                               (1,159,164)            --
           Loss on disposal of asset                                                           540             --
           Increase-decrease in operating assets and liabilities:
                                  Accounts receivable                                      (10,643)         3,499
                                  Inventories                                               19,299        (18,828)
                                  Prepaid expenses and other current assets                 17,053         56,716
                                  Accounts payable and accrued expenses                    496,911        181,705
                                                                                       -----------    -----------

           Total adjustments                                                             3,020,259      4,644,745
                                                                                       -----------    -----------

    Net cash used in operating activities                                               (2,103,580)    (2,570,546)
                                                                                       -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of property and equipment                                                  (15,224)        (8,130)
                                                                                       -----------    -----------

    Net cash used in investing activities                                                  (15,224)        (8,130)
                                                                                       -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
           Proceeds on notes payable and convertible debentures                          3,879,056      3,744,379
           Payments on notes payable and convertible debentures                         (1,906,511)    (1,165,703)
           Issuance of common shares for cash                                              150,000             --
                                                                                       -----------    -----------

    Net cash provided by financing activities                                            2,122,545      2,578,676
                                                                                       -----------    -----------

Net change in cash                                                                           3,741             --

CASH, BEGINNING OF YEAR                                                                         --             --
                                                                                       -----------    -----------

CASH, END OF YEAR                                                                      $     3,741    $        --
                                                                                       ===========    ===========



 See report of independent registered public accounting firm and accompanying notes to the financial statements.

                                                       F-5


                                     RECLAMATION CONSULTING AND APPLICATIONS, INC.
                                                STATEMENTS OF CASH FLOWS
                                       FOR THE YEARS ENDED JUNE 30, 2007 AND 2006
                                                      (Continued)


                                                                                                  2007         2006
                                                                                               ----------   ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:


Cash paid for:   Interest                                                                      $  115,288   $  270,140
                                                                                               ==========   ==========

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Conversion of notes payable and accrued interest to common stock                               $       --   $  842,262
                                                                                               ==========   ==========

Debt discount on debt                                                                          $3,955,147   $1,200,000
                                                                                               ==========   ==========

Issuance of notes payable for cancellation of shares to be issued                              $       --   $   25,000
                                                                                               ==========   ==========

Issuance of shares and note payable in exchange for a license                                  $       --   $  500,000
                                                                                               ==========   ==========

Reclass of derivatives to additional paid in capital for conversions
  of convertible notes                                                                         $2,922,285   $1,634,496
                                                                                               ==========   ==========

Issuance of shares for consulting services                                                     $  144,000   $       --
                                                                                               ==========   ==========

Cashless exercise of warrants                                                                  $      536   $       --
                                                                                               ==========   ==========

Issuance of shares for debt finders' fees                                                      $  250,000   $       --
                                                                                               ==========   ==========

Issuance of shares for personal guarantees of debt                                             $  275,000   $       --
                                                                                               ==========   ==========

Issuance of shares in connection with extinguishment of debt                                   $  812,500   $       --
                                                                                               ==========   ==========



                 See report of independent registered public accounting firm and accompanying notes to the financial statements

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Organization
------------

Reclamation Consulting and Applications, Inc. (the "Company") is a Colorado corporation, originally formed in 1976. The Company's primary business is the production and sale of their Alderox(R) line of products and applicator systems. The Alderox(R) line of products is a line of release agent that was developed by the Company in response to industries need for an effective, economical and environmentally friendly product that eliminated or reduced the build up of materials on equipment. The Company's customers are located in the United States.

Basis of Presentation
---------------------

The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has incurred recurring losses, generating an accumulated deficit of $27,154,258 at June 30, 2007, including net losses of $5,123,839 and $7,215,291 for the years ended June 30, 2007 and 2006, respectively. In addition, the Company's negative working capital of $2,116,047 at June 30, 2007 indicates that the Company may lack sufficient working capital to service its debt and to fund its operations through June 30, 2008.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon future sustainable profitable operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing, increase its customer base and manage its costs. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps, which it believes are sufficient to provide the Company with the ability to continue as a going concern: (i) obtaining additional equity and debt financing (see Note 13); (ii) controlling of general and administrative expenses; (iii) managing accounts payable; and
(iv) evaluating its distribution and marketing methods to increase revenues.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the realizability of long-lived assets, the fair value of derivative and warrant liabilities, and the fair value of common shares/options granted for services. Actual results could differ from those estimates.

Accounts Receivable
-------------------

The Company performs periodic evaluations of its customers and maintains allowances for potential credit losses as deemed necessary. The Company generally does not require collateral to secure its accounts receivable. The Company estimates credit losses and returns based on management's evaluation of historical experience and current industry trends. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

Inventories
-----------

Inventories consist of raw materials and finished goods and are stated at the lower of cost (determined using the average cost method) or market. The Company regularly monitors potential excess or obsolete inventories by comparing the market value to cost. When necessary, the Company reduces the carrying amount of inventories to their market value.

Property and Equipment
----------------------

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

The Company depreciates its property and equipment using the straight-line method over the following estimated useful lives:

         Computers and office equipment               3-5 years
         Test equipment                                 5 years
         Vehicles                                       5 years

Long-Lived Assets
-----------------

The Company accounts for its long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS." SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future undiscounted net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value or disposable value. As of June 30, 2007, the Company does not believe there has been any impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's products and services will continue, which could result in impairment of long-lived assets in the future.

Income Taxes
------------

The Company accounts for income taxes under the provisions of SFAS No. 109, "ACCOUNTING FOR INCOME TAXES." Under SFAS No. 109, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

Convertible Debentures
----------------------

In certain instances, the convertible feature of the Company's notes payable provides for a rate of conversion that is below market value (see Notes 7 and 8). This feature is characterized as a beneficial conversion feature ("BCF"), which is recorded by the Company pursuant to Emerging Issues Task Forces ("EITF") Issue No. 98-5, "ACCOUNTING FOR CONVERTIBLE SECURITIES WITH BENEFICIAL CONVERSION FEATURES OR CONTINGENTLY ADJUSTABLE CONVERSION RATIOS," and EITF Issue No. 00-27, "APPLICATION OF EITF ISSUE NO. 98-5 TO CERTAIN CONVERTIBLE INSTRUMENTS."

The Company's convertible debt is recorded net of the debt discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt on a straight-line basis, which approximates the effective interest method. For the years ended June 30, 2007 and 2006, the Company recorded $725,617 and $37,500, respectively, of amortization related to the BCF.

Deferred Financing Costs
------------------------

The Company records direct costs of obtaining debt as deferred financing costs and amortizes these costs to interest expense over the life of the debentures on a straight-line basis, which approximates the effective interest method (see
Note 6).

Fair Value of Financial Instruments
-----------------------------------

The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, payable to shareholders, related-party notes payable and notes payable. Pursuant to SFAS No. 107, "DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS," the Company is required to estimate the fair value of all financial instruments at the balance sheet date. The Company cannot determine the estimated fair value of payable to shareholders and related-party notes payable as the transactions originated with related parties and instruments similar to its convertible notes payable could not be located. Other than these items, the Company considers the carrying values of its financial instruments in the financial statements to approximate their fair values.

Derivative Financial Instruments
--------------------------------

The Company had derivative financial instruments which consisted of embedded derivatives related to the Callable Secured Convertible Term Notes (the "Notes") entered into on June 23, 2005 (see Note 8). These embedded derivatives included certain conversion features, variable interest features, call options and default provisions. The accounting treatment of derivative financial instruments required that the Company record the derivatives and related warrants at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. In addition, under the provisions of EITF Issue No. 00-19, " ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO, AND POTENTIALLY SETTLED IN, A COMPANY'S OWN STOCK ," as a result of entering into the Notes, the Company was required to classify all other non-employee stock options and warrants as derivative liabilities and mark them to market at each reporting date. Any change in fair value was recorded as non-operating, non-cash income or expense at each reporting date. If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income. Conversion-related derivatives were valued using the Binomial Option Pricing Model with the following assumptions: dividend yield of 0%; annual volatility of 212%; and risk free interest rate of 4.99% as well as probability analysis related to trading volume restrictions. The remaining derivatives were valued using discounted cash flows and probability analysis. As a result of the Company repaying the Notes in full on June 1, 2007 (see Note 8), the Company no longer has any derivative instruments. The notes-related derivatives, valued at $2,438,313 at the date of the repayment, were netted against the gain on extinguishment of debt (see Note 8). The warrant-related derivatives, valued at $2,922,285 at the date of the repayment, were reclassified to additional paid-in capital.

The following is a summary of the changes to the derivative liabilities during the years ended June 30, 2006 and 2007:

 Derivative liability, June 30, 2005                               $  1,709,081
 Derivative liability added during 2006                               1,956,531
 Derivative liability reclassified to APIC during 2006               (1,634,496)
 Change in fair value during 2006                                     2,508,656
                                                                   ------------

 Derivative liability, June 30, 2006                                  4,539,772
 Change in fair value through June 1, 2007                              820,826
                                                                   ------------
 Derivative liability, June 1, 2007                                   5,360,598
 Reclassification of warrant-related derivative to APIC
   upon repayment of the Notes                                       (2,922,285)
 Elimination of notes-related derivative to gain on
   extinguishment of debt upon repayment of the Notes                (2,438,313)
                                                                   ------------
 Derivative liability, June 30, 2007                               $         --
                                                                   ============


Revenue Recognition
-------------------

The Company recognizes revenue in accordance with Staff Accounting Bulletin ("SAB") No. 101, "REVENUE RECOGNITION IN FINANCIAL STATEMENTS," as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectibility is probable. Sales are recorded net of sales discounts.

Revenues from sales to distributors and agents are recognized upon shipment when there is evidence that an arrangement exists, delivery has occurred under the Company's standard FOB shipping point terms, the sales price is fixed or determinable and the ability to collect sales proceeds is reasonably assured. The contracts regarding these sales do not include any rights of return or price protection clauses.

Research and Development
------------------------

The Company's products and the technology underlying its products are in the early stages of market acceptance. The Company has incurred $280,155 and $143,974 for the years ended June 30, 2007 and 2006, respectively, on research and development efforts, which costs have been expensed, as a part of selling, general and administrative expense.

Net Loss Per Share
------------------

The Company adopted the provisions of SFAS No. 128, "EARNINGS PER SHARE" ("EPS"). SFAS No. 128 provides for the calculation of basic and diluted earnings per share. Basic EPS includes no dilution and is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings or losses of the entity. Dilution is computed by applying the treasury stock method for options and warrants and the "as - if converted" method for convertible debentures. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later) as if funds obtained thereby were used to purchase common stock at the average market price during the period.

For the years ended June 30, 2007 and 2006, basic and diluted loss per share are the same since the calculation of diluted per share amounts would result in an anti-dilutive calculation that is not permitted and therefore not included. Such dilutive amounts would have included shares potentially issuable pursuant to convertible debentures (see Notes 7 and 8) and outstanding options and warrants (see Note 11).

Issuance of Stock for Non-Cash Consideration
--------------------------------------------

All issuances of the Company's stock for non-cash consideration have been assigned a per share amount equaling either the market value of the shares issued or the value of consideration received, whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares on the dates issued. In certain instances, the Company has discounted the values assigned to the issued shares for illiquidity and/or restrictions on resale (see Note 11).

Stock-Based Compensation
------------------------

At June 30, 2007, the Company has no stock-based compensation plans.

On July 1, 2006, the Company adopted SFAS No. 123 (revised 2004), "SHARE-BASED PAYMENT" ("SFAS 123(R)"), which establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on accounting for transactions where an entity obtains employee services in share-based payment transactions. SFAS 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. SFAS 123(R) supersedes the Company's previous accounting under Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" ("APB 25"), for periods beginning in fiscal 2007. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 ("SAB 107") relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R).

The Company adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of July 1, 2006, the first day of the Company's fiscal year 2007. The Company's financial statements as of and for the year ended June 30, 2007 reflect the impact of SFAS 123(R). In accordance with the modified prospective transition method, the Company's financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R).

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company's statement of operations. Prior to the adoption of SFAS 123(R), the Company accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB 25 as allowed under SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION" ("SFAS 123"). Under the intrinsic value method, stock-based compensation expense was recognized in the Company's statement of operations, other than for option grants to employees below the fair market value of the underlying stock at the date of grant. No stock-based employee compensation cost was recognized in the statement of operations for the year ended June 30, 2006, as all options granted had an exercise price equal to or greater than the fair market value of the underlying common stock on the date of grant.

Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Stock-based compensation expense recognized in the Company's statement of operations for the year ended June 30, 2007 included compensation expense for share-based payment awards granted prior to June 30, 2007 based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123 and compensation expense for the share-based payment awards granted subsequent to June 30, 2007 based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). As stock-based compensation expense recognized in the statements of operations for the year ended June 30, 2007 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The estimated average forfeiture rate for the year ended June 30, 2007 of 0% was based on the Company's generally granting immediately exercisable options. In the Company's pro forma information required under SFAS 123 for the periods ending fiscal 2006, the Company accounted for forfeitures as they occurred.

SFAS 123(R) requires the cash flows resulting from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options to be classified as financing cash flows. Due to the Company's accumulated loss position, there were no such tax benefits during the year ended June 30, 2007. Prior to the adoption of SFAS 123(R) those benefits would have been reported as operating cash flows had the Company received any tax benefits related to stock option exercises.

Summary of Assumptions and Activity
-----------------------------------

The fair value of stock-based awards to employees and directors is calculated using the Black-Scholes option pricing model even though the model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company's stock options. The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior. The risk-free rate selected to value any particular grant is based on the U.S. Treasury rate that corresponds to the pricing term of the grant effective as of the date of the grant. The expected volatility is based on the historical volatility of the Company's stock price. These factors could change in the future, affecting the determination of stock-based compensation expense in future periods.

The following presents the Black-Scholes assumptions used for the granting of options and warrants in fiscal 2007 and 2006:

                                                    2007             2006
                                                    ----             ----

     Expected term                                  2-5 years        1-5 years
     Expected volatility                            212%             141%
     Risk-free interest rate                        4.99%            4.00%
     Expected dividends                             --                --

Had the Company determined employee stock-based compensation cost based on a fair value model at the grant date for its stock options under SFAS No. 123, the Company's net loss and net loss per share for the year ended June 30, 2006 would have been adjusted to the pro forma amounts, as follows (in thousands, except per share amounts):

                                                                       2006
-------------------------------------------------------------------------------

Net loss - as reported                                           $       (7,215)

Stock-based compensation expense determined under
  fair-value based method, net of tax                                      (348)
                                                                 --------------

Pro forma net loss                                               $       (7,563)
                                                                 ==============
Basic and diluted net loss per share:
As reported                                                      $        (0.19)
                                                                 ==============
Pro forma                                                        $        (0.20)
                                                                 ==============


A summary of employee option activity as of June 30, 2007 and changes during the year then ended, is presented below:

                                                                 JUNE 30, 2007

                                                               WEIGHTED-AVERAGE
                                                                          REMAINING     AGGREGATE
                                                              EXERCISE   CONTRACTUAL    INTRINSIC
                                                SHARES         PRICE     TERM (YEARS)     VALUE
                                           ---------------   ---------   ------------   ---------
Options outstanding and exercisable
       at July 1, 2006                         11,480,000    $    0.25
         Options granted                        4,000,000         0.17
         Options forfeited                       (490,000)        0.33
         Options exercised                             --           --
                                           ---------------   ---------   ------------   ---------
Options outstanding and exercisable
       at June 30, 2007                        14,990,000    $    0.23       2.22       $ 840,000
                                           ===============   =========   ============   =========



Upon the exercise of options, the Company issues new shares from its authorized shares. The weighted average grant date fair value of options granted during the year ended June 30, 2007 was $0.24 per option, resulting in a charge of $949,058 to selling, general and administrative expense in the accompanying statement of operations.

There are no non-vested stock options at June 30, 2006 and at June 30, 2007. There is no unrecognized compensation cost at June 30, 2007. The total fair value of shares vested during the year ended June 30, 2007 was $949,058.

As a result of adopting SFAS No. 123(R) on July 1, 2006, the Company's net loss for the year ended June 30, 2007 was approximately $634,000 higher than if it had continued to account for share-based compensation under APB 25. There was no net change in the basic and diluted loss per share for the year ended June 30, 2007.

Concentrations of Credit Risk
-----------------------------

The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. From time-to-time, the Company's cash balances exceed the amount insured by the FDIC. Management believes the risk of loss of cash balances in excess of the insured limit to be low.

The majority of revenues in the years ended June 30, 2007 and 2006 were generated from a few customers. For the year ended June 30, 2007, total sales to two major distributors amounted to $151,997 and as of June 30, 2007, $8,466 was due from these major distributors. For the year ended June 30, 2006, sales to the two major distributors amounted to $17,911.

Reclassifications
-----------------

Certain amounts in June 30, 2006 financial statements have been reclassified to conform with the June 30, 2007 presentation. Such reclassifications had no effect on net loss as previously reported.

Recently issued accounting pronouncements
-----------------------------------------

In July 2006, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 48, "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109" ("FIN 48"). This interpretation clarifies the application of SFAS No. 109, "ACCOUNTING FOR INCOME TAXES" by defining criteria that an individual tax position must meet for any part of the benefit of that position to be recognized in a company's financial statements and also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company will adopt FIN 48 on July 1, 2007. The Company is currently assessing the impact the adoption of FIN 48 will have on its financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, "FAIR VALUE MEASUREMENTS" ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accounting principals generally accepted in the U.S. and expands disclosures about fair value measurements. The statement does not require new fair value measurements, but is applied to the extent that other accounting pronouncements require or permit fair value measurements. The statement emphasizes that fair value is a market-based measurement that should be determined based on the assumptions that market participants would use in pricing an asset or liability. Companies that have assets and liabilities measured at fair value will be required to disclose information that enables the users of its financial statements to access the inputs used to develop those measurements. The reporting entity is encouraged, but not required, to combine the fair value information disclosed under this statement with the fair value information disclosed under other accounting pronouncements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company expects to adopt SFAS No. 157 on July 1, 2008. The Company is currently assessing the impact the adoption of SFAS No. 157 will have on its financial statements.

In September 2006, the Securities and Exchange Commission staff issued SAB No. 108, "CONSIDERING THE EFFECTS OF PRIOR YEAR MISSTATEMENTS WHEN QUANTIFYING MISSTATEMENTS IN CURRENT YEAR FINANCIAL STATEMENTS" ("SAB No. 108"). SAB No. 108 was issued in order to eliminate the diversity in practice surrounding how public companies quantify financial statement misstatements. SAB No. 108 requires that registrants quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in a misstated amount that, when all relevant quantitative and qualitative factors are considered, is material. The adoption of this statement did not have a significant impact on the Company's financial condition or results of operations.

In February 2007, the FASB issued SFAS No. 159, "THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES" ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure at fair value many financial instruments and certain other items that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value. SFAS No. 159 does not establish requirements for recognizing and measuring dividend income, interest income, or interest expense. This statement does not eliminate disclosure requirements included in other accounting standards. SFAS No. 159 is effective in fiscal years beginning after November 15, 2007. The Company expects to adopt SFAS No. 159 on July 1, 2008. The Company is in the process of evaluating the provisions of the statement, but does not anticipate that the adoption of SFAS No. 159 will have a material impact on its financial statements.

NOTE 3 - ACCOUNTS RECEIVABLE

All accounts receivable are trade related. These receivables are current and no reserve for uncollectible accounts is deemed necessary.

NOTE 4 - INVENTORIES

Inventories consist of the following as of June 30, 2007:

         Raw materials                                    $   8,270
         Finished goods                                   $  36,951
                                                          ---------
                                                          $  45,221
                                                          =========

NOTE 5 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at June 30, 2007:

       Computers and office equipment                              $     12,210
       Test equipment                                                    51,435
       Vehicles                                                          17,409
                                                                   ------------
                                                                         81,054

       Less accumulated depreciation                                    (36,227)
                                                                   ------------

                                                                   $     44,827
                                                                   ============

Depreciation and amortization expense on property and equipment was $16,320 and $15,068 for the years ended June 30, 2007 and 2006, respectively, and is included in selling, general and administrative expenses in the accompanying statements of operations.

NOTE 6 - DEFERRED FINANCING COSTS

Deferred financing costs consist of the following as of June 30, 2007:

Cost                                         $    525,000
Less accumulated amortization                    ( 20,833)
                                             ------------
                                             $    504,167
                                             ============

Amortization expense was $48,333 and $12,500 for the years ended June 30, 2007 and 2006, respectively, and is included in interest expense in the accompanying statements of operations.

NOTE 7 - NOTES PAYABLE - RELATED PARTIES

Notes payable - related parties consist of the following at June 30, 2007:

   Unsecured convertible debt to stockholders, bearing interest at 10 percent per annum, net of debt discount of $2,794,047, due July 2009 (as amended - see Note 13)
   (see below)                                                      $   700,000

   Note payable to Paul Hughes, bearing interest at 12 percent per annum, convertible to common shares at $0.20 per share, interest payable monthly, principal due on Nov. 29, 2008,
   (secured by substantially all assets of the Company, net of
   debt discount of $148,064 (see Note 8)                               251,936

   Unsecured notes payable to stockholders, bearing interest at
   8.25 percent per annum, due on demand                                232,500

   Unsecured note payable to stockholder, bearing interest at 10
   percent per annum, due on demand                                     218,612

   Unsecured note payable debt to stockholder, bearing interest at
   10 percent per annum, due March 19, 2009                             100,000

   Unsecured note payable to stockholder, bearing interest at 15
   percent per annum, due on demand                                      29,840

   Unsecured notes payable to stockholders, bearing interest at 10 percent per annum convertible to common stock at $0.25 per
   share, due on demand                                                  26,000

   Unsecured note payable debt to stockholder, $2,500 interest
   payable on maturity, due on demand                                    25,000

   Unsecured note payable to stockholder, bearing interest at 12
   percent per annum, due on demand                                      20,000

   Unsecured note payable to stockholder, bearing interest at 15 percent per annum convertible to common shares at $0.75 per
   share                                                                  2,166

                                                                    -----------
      Subtotal                                                        1,606,054

      Less current portion                                             (554,118)
                                                                    -----------
                                                                     $1,051,936
                                                                    ===========

During the year ended June 30, 2006, the Company issued 5,171,897 shares of its common stock for the conversion of $273,262 of principal and interest in connection with notes payable-related parties. The notes and accrued interest were converted at the fair market value on the date of conversion. During the year ended June 30, 2007 the Company did not issue any shares of its common stock for the conversion of principal and interest in connection with notes payable-related parties. Interest expense (excluding amortization of debt discount - see below) on notes payable - related parties for the years ended June 30, 2007 and 2006 was $366,149 and $85,866, respectively. Future minimum principal payments (excluding the debt discount) are as follows under notes payable - related parties for the year ending June 30:

                 2008                     $  554,118
                 2009                      3,994,047
                                          ----------
                                          $4,548,165
                                          ==========


Unsecured Convertible Debt to Stockholders
------------------------------------------

On October 17, 2006, the Company entered into a Note Purchase Agreement (the "Agreement") with a group of investors led by Canvasback Company Limited, a company organized under the laws of the country of Anguilla (the "Lender"), pursuant to which the Company issued the Lender an Unsecured Convertible Promissory Note (the "Unsecured Note") for the aggregate principal amount of $2,079,067 (the "Loan"), accruing interest at the annual rate of 10% per annum and maturing on October 17, 2007 (amended after year end to July 2009 - see Note
13). Pursuant to the Agreement, the Lender has agreed to purchase additional Unsecured Convertible Promissory Notes up to an aggregate of $620,000. Through June 30, 2007, Canvasback has loaned the Company an additional $1,414,980 leaving a total principal amount due of $3,494,047. At any time after a Conversion Event (as defined below), the Loan is convertible, at the election of the Lender, into a number of shares of the Company's common stock (the "Conversion Shares") obtained by dividing the aggregate amount of principal and accrued but unpaid interest due under the Unsecured Note as of the date of conversion, by $0.025. The proceeds received from the sale of the unsecured convertible notes were used for business development purposes, working capital needs, pre-payment of interest, repayment of the Notes, payment of consulting and legal fees and purchasing inventory.

In light of the restrictions on the Company's ability to raise capital through the issuance of its common stock at a price below the market value on the date of such issuance, the Lender has agreed that the conversion provisions applicable to the Unsecured Note will not become operative unless and until either (i) the Company obtains the prior written consent of the Investors (see
Note 8) to permit the Conversion of the Unsecured Debt, or any portion thereof, into Conversion Shares pursuant to the terms of the Agreement; or (ii) the SPA (see Note 8) is terminated pursuant to terms and all the Company's obligations under the Securities Purchase Agreement have been fully satisfied or waived (each, a "Conversion Event"). In June 2007, the SPA was terminated (see Note 8).

In addition, the Company has agreed that, within 60 days after the issuance of any Conversion Shares, or as soon afterward as the Company may determine in good faith to be commercially reasonable, but in no event later than 180 days, the Company will file a registration statement with the SEC seeking to have such Conversion Shares registered for public sale on Form SB-2 or other applicable form of registration statement, and naming the lenders as selling stockholders (unless any lender shall notify the Company in advance that it does not desire to be included in any such registration statement). The Company shall pay for all registration expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement. All individual selling expenses incurred in connection with any such registration, qualification or compliance, including without limitation any separate counsel which any Lender may desire to engage in connection with the filing of such registration statement apart from the Company's counsel, will be borne by the Lenders of the Conversion Shares participating in such registration, pro rata on the basis of the number of their shares so registered.

As a result of the Conversion Event, the Unsecured Notes are convertible at $0.025 per share. Canvasback and the Company further agreed that such conversion above the 65,000,000 shares that were converted after June 30 (see Note 13) may only be made if the Company effects an increase in its authorized shares of common stock or a reverse split of its common stock, such that the Company has sufficient authorized shares of stock available to allow the conversion. As a result, the occurrence of the Conversion Event triggered the Company's recording a BCF. The total amount of the BCF was $3,494,047 (equal to the principal amount due on the Unsecured Notes at that date), and will be amortized to interest expense over the remaining life of the Unsecured Notes. The Company recorded $700,000 of interest expense during the year ended June 30, 2007 related to the amortization of the BCF on the Unsecured Notes. The Company entered into amendments of the Agreement subsequent to June 30, 2007 (see Note 13).

In May 2007, the Company received a $100,000 loan from another stockholder to be used to cover operating expenses pursuant to an oral agreement. The loan carries interest at 12% per annum and was made with the understanding that the Company would provide the investor with contingent warrants and conversion rights similar to those provided to the purchasers of the secured convertible debentures sold on May 30, 2007 (see Note 8).

NOTE 8 - NOTES PAYABLE

Notes payable consist of the following at June 30, 2007:

Note payable bearing interest at 12 percent per annum, convertible to common shares at $0.20 per share, interest payable monthly, principal due on Nov. 29, 2008 the maturity date, secured by substantially all assets of the Company, net of debt discount of
 $287,419 (see below)                                               $   472,566

Notes payable bearing interest at 10 percent per annum,
 convertible to common shares at $0.40 per share, due on demand,
 secured by substantially all assets of the Company                     125,000

Notes payable bearing interest at 15 percent per annum,
 convertible to common shares at $0.40 per share, due on demand,
 secured by substantially all of the assets of the Company               54,850

Note payable bearing interest at 15 percent per annum, convertible to common shares at $0.75 per share, due on demand, secured by
 substantially all assets of the Company                                 50,000

Notes payable bearing interest at 10 percent per annum and paid semi-annually, convertible to common shares at $0.40 and $0.45 per share, due on demand, secured by substantially all assets of the
 Company                                                                 45,500

Unsecured notes payable, bearing interest at 8.25 percent per
 annum, due on demand                                                     6,000

Unsecured note payable, bearing interest at 15 percent per annum,
 due on demand                                                           15,000
                                                                    -----------
     Subtotal                                                           768,916

     Less current portion                                              (296,350)
                                                                    -----------
                                                                    $   472,566
                                                                    ===========

Future minimum principal payments (excluding the debt discount) are as follows under notes payable for the year ending June 30:

                   2008                     $   296,350
                   2009                         759,985
                                            -----------
                                            $ 1,056,335
                                            ===========

During the year ended June 30, 2005, the Company borrowed $50,000 from an investor which was repaid during the year ended June 30, 2006. The investor had an option to convert up to the full loan amount into restricted shares of the Company's common stock at $0.25 per share. The Company recorded a discount on the debt of $50,000 related to BCF. Amortization of the debt discount for the years ended June 30, 2007 and 2006 was $0 and $37,500, respectively.

On June 23, 2005, the Company entered into a Securities Purchase Agreement (the "SPA") with AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the "Investors") for the sale of (i) $2,000,000 in Notes and (ii) warrants to purchase 8,000,000 shares of the Company's common stock.

The Notes bore interest at 10% and matured three years from the date of issuance and were convertible into the Company's common stock, at the investors' option, at the lower of $0.21 per share or 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before, but not including, the conversion date.

The full principal amount of the Notes was due upon a default under the terms of the SPA. In addition, the Company granted the Investors a security interest in substantially all of its assets and intellectual property. In the event the Company breached any representation or warranty in the SPA, the Company was required to pay a penalty in shares or cash, at the election of the Investors, in an amount equal to three percent of the outstanding principal amount of the Notes per month plus accrued and unpaid interest.

The warrants were exercisable until five years from the date of issuance at a purchase price of $0.28 per share. The Investors were able to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Investors exercised the warrants on a cashless basis, the Company would have not received any proceeds. In addition, the exercise price of the warrants was to be adjusted in the event the Company issued common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the Notes issued pursuant to the SPA.

The Investors agreed to restrict their ability to convert their Notes or exercise their warrants and receive shares of the Company's common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise did not exceed 4.99% of the then issued and outstanding shares of common stock.

Under a Guaranty and Pledge Agreement, Mr. Gordon Davies, the Company's President, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to the Investors, their successors, endorsees, transferees or assigns under the SPA and other transaction documents to the extent of 517,400 shares of the Company's common stock owned by Mr. Davies, and (ii) to grant to the Investors, their successors, endorsees, transferees or assigns a security interest in the 517,400 shares, as collateral security for such obligations.

The Notes included certain features that were considered embedded derivative financial instruments, such as a variety of conversion options, a variable interest rate feature, events of default and a variable liquidated damages clause. These features are described below, as follows:

       o The Notes' conversion features were identified as an embedded derivative and were bifurcated and recorded on the Company's balance sheet at their fair value;
       o The Company had a partial call option to allow the Company to pre-empt the conversion of the Notes in a given month and partially offset the BCF, which was identified as an embedded derivative and was bifurcated and recorded on the Company's balance sheet at its fair value;
       o Annual interest on the Notes was equal to 10% provided that no interest was due and payable for any month in which the Company's trading price was greater than $0.3125 for each trading day of the month, which potential interest rate reduction was identified as an embedded derivative and was bifurcated and recorded on the Company's balance sheet at its fair value;
       o The SPA included a penalty provision based on any failure to meet and/or maintain registration requirements for shares issuable under the conversion of the note or exercise of the warrants, which represented an embedded derivative, but such derivative had a de minimus value and was not included in this analysis.; and
       o The SPA contained certain events of default including not having adequate shares registered to effectuate allowable conversions; in that event, the Company was required to pay a conversion default payment at 24% interest, which was identified as an embedded derivative and was bifurcated and recorded on the Company's balance sheet at its fair value.

In December 2005, the Company registered the shares in connection with the notes. The holders of the notes did not demand payment of any liquidated damages and informally agreed to waive all liquidated damages due and owed to them pursuant to their registration rights.

The Company recorded $1,900,000 of the original amount of the fair value of the derivatives and warrants to debt discount, which was amortized to interest expense over the term of the Notes. During the year ended June 30, 2006, $299,000 of the Notes and accrued interest were converted into 2,725,000 shares of common stock. During the years ended June 30, 2007 (prior to the settlement on June 1, 2007 - see below) and 2006, $617,741 and $388,889 of the principal balance of the Notes were repaid. Amortization of this debt discount for the years ended June 30, 2007 (prior to the settlement on June 1, 2007 - see below) and 2006 were $620,431 and $877,138, respectively.

The market price of the Company's common stock significantly impacted the extent to which the Company were required or permitted to convert the unrestricted and restricted portions of the Notes into shares of the Company's common stock. The lower the market price of the Company's common stock at the respective times of conversion, the more shares the Company needed to issue to convert the principal and interest payments then due on the Notes. If the market price of the Company's common stock fell below certain thresholds, the Company would have been unable to convert any such repayments of principal and interest into equity, and the Company was forced to make such repayments in cash. The Company's operations could have been materially adversely impacted if the Company was forced to make repeated cash payments on the Notes.

On June 1, 2007, the Company used the proceeds from the sale of the Debentures (see below) to repurchase the remaining balance of the Notes and related warrants held by the Investors, pursuant to a Securities Repurchase Agreement entered into between the Company and the Investors dated February 1, 2007. The Company paid the Investors an aggregate cash purchase price of $1,161,019 and 3,250,000 shares (valued at $812,500 -- see Note 11) of the Company's common stock for the repurchase of the notes and warrants.

The principal balance of the Notes was $694,370 and the remaining debt discount balance of $338,930 was immediately recognized as interest expense. In addition, the embedded derivatives related to the Notes valued at $2,438,313 were extinguished. As a result of the repayment of the Notes, the Company recognized a gain on extinguishment of debt of $1,159,164.

On May 30, 2007, the Company issued Secured Convertible Debentures (each, a "Debenture" and collectively, "Debentures") in the aggregate amount of $1,159,985 to three accredited investors, Paul Hughes, whom the Company later engaged as its Chief Operating Officer and Chief Financial Officer, Eat-Me Foods, Ltd. and 0761291 B.C. Ltd. (each, a "Debenture Holder" and collectively, "Debenture Holders"). The Debentures carry simple interest of 12% per annum and mature on November 29, 2008. Interest is payable monthly, with the principal due on the maturity date. The Debenture with Paul Hughes was $400,000 and is included in Notes Payable - Related Parties (see Note 7).

At any time prior to the maturity date, each Debenture Holder has the option to convert the outstanding balance of principal, unpaid interest, and/or up to six months of future interest into shares of the Company's common stock at $0.20 per share. This BCF was estimated to be $461,100 and will be amortized to interest expense over 18 months, the term of the Debentures. The Company recognized $25,617 of interest expense during the year ended June 30, 2007, related to the amortization of the BCF on the Debentures.

Under the terms they negotiated, the Debenture Holder will receive differing amounts of warrants to purchase shares of the Company's common stock upon any conversion of their Debentures. If they convert their Debentures, Mr. Hughes and Eat-Me Foods, Ltd. will receive warrants in a number equal to 245% and 45%, respectively, of the shares received by each in any such conversion. 0761291 B.C. Ltd. is not entitled to any warrants on conversion of its Debenture.

Fifty percent of the warrants to be issued in any conversion have an exercise price of $0.22 per share while the remaining warrants have an exercise price of $0.24 per share. The warrants are to expire three years after issuance. In the event that the closing price of the Company's common stock equals or exceeds $0.80 per share for twenty consecutive trading days, the Company have the option to cancel the unexercised warrants after providing the Investors with 45-days prior written notice.

As of June 30, 2007 and based on a conversion price of $0.20 per share, the amount of common stock which would have been issuable upon full conversion of the aggregate principal of the Debentures plus six months of future interest is 6,206,000 shares or approximately 11% of the Company's outstanding common stock. With the issuance of these Shares, the Debenture Holders would also have received warrants for the purchase of 6,206,000 shares of common stock, or approximately 10% of the Company's outstanding common stock, which would have been valued at approximately $1,366,000 and would have been immediately recognized as interest expense if they had been granted.

The obligations under the Debentures are secured by a security interest in all of the Company's assets. On the occurrence of any of the following events, each Debenture Holder may accelerate the maturity date, commence legal action against us and foreclose on the Company's assets:

       o the Company's failure to make payments under the Debentures when due;

       o the Company becomes insolvent or make a general assignment for the benefit of the Company's creditors;

       o      any dissolution or termination of the Company's existence; or

       o the Company's failure to fulfill its obligations under the Debenture for at least 14 days after written notice of such failure by the Debenture Holder.

Both the Company's CEO, Michael C. Davies, and its President, Gordon W. Davies, provided personal guaranties of the Company's obligations under the Debenture to 0761291 B.C. Ltd. The guaranties make the Company's CEO and President personally responsible to the Investors for satisfaction of the Company's obligations under the Debenture issued to the Debenture Holders. Bandit Yacht Investments, Ltd., a company controlled by Fred Davies, who is the father of the Company's CEO and the Company's President and a shareholder of the Company, also granted a mortgage and provided a guaranty of the Company's obligations under the Debenture to 0761291 B.C. Ltd. In addition, it is the Company's understanding that Mr. Hughes has provided a guaranty of the Company's obligations under the Debentures to 0761291 B.C. Ltd. and Eat-Me Foods, Ltd., pursuant to an arrangement between the Debenture Holders.

In consideration of the personal guaranty provided by Mr. Hughes of the Company's obligations under the secured convertible debentures to 0761291 B.C. Ltd. and Eat-Me Foods, Ltd., the Company committed to issue 500,000 shares of the Company's common stock to him in July 2007. The Company also committed to issue 500,000 shares of its common stock to Fred Davies in July 2007 for granting a mortgage and providing a personal guaranty the Company's obligations under the secured convertible debentures to the Investors. Valued at $0.275 per share, the fair market price of the stock on the date of issuance, the 1,000,000 shares that the Company are committed to issue had a value of $275,000. This has been recorded as a debt issuance cost and will be amortized to interest expense over the life of the Debentures. No interest expense related to the amortization was recorded during the year ended June 30, 2007.

To the extent the Debenture Holders do not convert their Debentures, the Company will need additional capital to make the interest and principal payments due under the Debentures.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Operating Leases
----------------

The Company conducts its operations utilizing leased facilities and equipment under non-cancelable operating lease agreements expiring at various dates through 2011. Future minimum lease commitments, excluding property taxes and insurance for the years ending June 30 are:


                 2008                            $     112,346
                 2009                                   68,406
                 2010                                   53,045
                 2011                                   49,500
                                                 -------------
                                                 $     283,297
                                                 =============

Rent expense for all leased facilities and equipment was $109,489 and $90,351 for the years ended June 30, 2007 and 2006, respectively.

Litigation
----------

On or about August 24, 2007, the Company was served with a complaint filed by Monarch Bay Capital Group, L.L.C. against the Company in a matter entitled Monarch Bay Capital Group, L.L.C. v. Reclamation Consulting And Applications, Inc., Case No. 07CC09056. The complaint was filed with the Superior Count Of The State Of California, County of Orange, on August 17, 2007 against the Company to recover a redemption fee under the terms of a Consulting Agreement between Monarch Bay Capital Group, L.L.C. and the Company dated October 23, 2006. The Consulting Agreement provides that the Company will pay Monarch Bay Capital Group, L.L.C. a "Redemption Fee" equal to 20% of the savings achieved by the Company in redeeming its obligations to certain of its investors. On February 1, 2007, the Company entered into the Agreement to repurchase secured convertible notes with an aggregate principal amount of $2,000,000 and warrants to purchase 8,000,000 shares of the Company's common stock from four investors. On February 27, 2007 and April 20, 2007 the Company entered into Amendment 1 and Amendment 2 of the Agreement and on June 4, 2007 the terms of the Amended Repurchase Agreement were satisfied in full. Monarch Bay Capital Group, L.L.C. is claiming a redemption fee of $279,993. On September 17, 2007 the Company filed an Answer To Complaint. The Answer denies all allegations of Monarch Bay Capital Group, LLC., contests that it is owed any sum under the Consulting Agreement, and pleads various Affirmative Defenses as to conflict of interest , lack of performance and non-disclosure going to the issues to be raised by the Company in the action. Discovery was served to Monarch Bay Capital Group, L.L.C. on September 24, 2007. At this time the Company can not determine the outcome of this matter and the Company has not recorded any accrual at June 30, 2007.

On or about May 23, 2007, the Company was served with a complaint filed by Shaub & Williams, LLP against the Company in a matter entitled Shaub & Williams LLP v. Reclamation Consulting & Applications, Inc., Case No. 07C01658. The complaint was filed with the Superior Court of the State of California, County of Los Angeles, on May 23, 2007 against the Company to recover fees for legal services rendered by Davis & Associates in the amount in excess of $25,000 it allegedly performed on behalf of the Company. Shaub & Williams, LLP is seeking damages against the Company in amount not less than $26,740 plus interest at the rate of 1.5% per month from December 1, 2006, reasonable attorneys' fees and costs of suit for alleged services. At this time the Company can not determine the expected outcome of this matter.

On September 25, 2006, a Complaint was filed by AID Equipment, LLC against the Company in a matter entitled AID Equipment vs. Reclamation Consulting And Application, Inc., Case No: 060700802, filed in the Seventh Judicial District Court In And For Carbon County, State Of Utah. The complaint alleges that the Company engaged the services of AID Equipment to supply and fabricate equipment for a project for the Company and that the Company's president endorsed a credit application in return for the services to be performed valued at $20,343 Plaintiffs are requesting damages in the amount of $17,286 and for attorneys' fees, cost of court and expenses of litigation. The Company's management denies that the plaintiffs are owed the amounts sought, and the Company intend to vigorously defend this action on the basis brought by the plaintiffs. Specifically, the Company denies that any such credit application existed and that the Company never issued a purchase order for such services. Discovery was served to AID Equipment, LLC on May 24, 2007. At this time the Company can not determine the outcome of this matter and the Company has not recorded any accrual at June 30, 2007.

On May 2, 2005, a complaint was filed by Pacific Business Capital Corporation ("PBCC") against the Company, its President, Gordon Davies, and its Vice President, Michael Davies. On September 5, 2006, a settlement was reached whereas the Company agreed to pay PBCC a total of $21,000 over the course of 11 months. The Company is obligated to pay PBCC $5,000 by September 29, 2006; $1,500 per month beginning October 1, 2006 and ending July 1, 2007; and $1,000 on August 1, 2007, the total of which is recorded under judgment payable. There is a 10-day grace period for each scheduled payment and there is a deed as security on property owned by Michael Davies. No interest is due under the settlement agreement if the Company complies with the terms thereof. In the event that the Company is in default of the settlement agreement, a 10% simple interest per annum will be added, and the entire amount shall immediately become due upon default. As of the date of filing this Annual Report, the Company has paid PBCC the amount required by the settlement agreement and believes it has no further obligation to PBCC. An Order to Show Cause hearing regarding dismissal is currently scheduled for December 17, 2007.

In September 2005, litigation between the Company and a former lessor was settled through arbitration. The complaint alleged breach of contract by the Company for not paying amounts due as per the lease terms. The terms of the settlement require the Company to pay $30,000 on March 1, 2006. Beginning April 1, 2006, the Company is required to pay monthly installments of $3,100 for twenty-four months. These amounts are recorded as an accrued judgment payable on the accompanying balance sheet. The Company may prepay the remaining balance at a twenty percent discount at any time. If the Company defaults on any of the required payments, an additional $40,000 due under the terms of the original lease will become due and payable. The payment of the settlement is personally guaranteed by Mr. Gordon Davies. The balance of the payable is $29,700 at June 30, 2007.

Loss on Collateralized Shares
-----------------------------

In April 2006 the Company entered into an agreement to borrow $300,000 from a third party and collateralized 1,500,000 shares of the Company's common shares in order to consummate the loan. The collateralized shares were the property of one of the Company's shareholders. The loan never funded and the agreement was voided. During the return of the collateralized shares to the shareholder a total of 500,000 shares were mishandled and could not be located. The Company has set up an accrual for the loss to the shareholder for $110,000, which has been included in accrued expenses as of June 30, 2007 in the accompanying balance sheet.

Indemnities and Guarantees
--------------------------

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of California. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. The Company is also required to indemnify the Debenture Holders under the terms of the Debentures. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheet.

CONVERTIBLE DEBENTURES IN DEFAULT
---------------------------------

The Company is currently in default of the terms of convertible debentures issued to approximately 13 investors in private placements conducted in March 2000 through September 2001. These debentures carry interest at the rate of 10% per annum and as of June 30, 2007 the aggregate balance of unpaid principal and accrued interest was approximately $96,474 (see Note 8). The Company has committed to the Nebraska Department of Banking and Finance to repay the unpaid principal and accrued interest owed to Nebraska purchasers of the debentures by November 15, 2007, which amount will be in the principal amount of $96,474 plus all outstanding interest as of such date. The Company can offer no assurance that it can successfully meet this commitment, as it needs to raise additional funds in order to do so. In the event that the Company is not able to meet this commitment, it may face regulatory action resulting in liability to it. In the event the Company does not repay the debentures, the debenture holders could also file suit against the Company for damages. Any regulatory action or lawsuits would make it more difficult for the Company to raise funds and result in the insolvency of the Company.

NOTE 10 - INCOME TAXES

The provision (benefit) for income taxes consists of the following for the years ended June 30:

                                                     2007              2006
                                                  -----------       -----------
Current:
    Federal                                       $        --       $        --
    State                                                 800               800
                                                  -----------       -----------
                                                          800               800
                                                  -----------       -----------
Deferred
    Federal                                        (1,465,000)       (1,870,000)
    State                                            (255,000)         (330,000)
                                                  -----------       -----------
                                                   (1,720,000)       (2,200,000
Less change in valuation allowance                  1,720,000         2,200,000
                                                  -----------       -----------
                                                  $       800       $       800
                                                  ===========       ===========

The components of the net deferred tax asset as of June 30, 2007 is as follows:

   Net operating loss carryforwards                           $       9,830,000
   Valuation allowance                                        $      (9,830,000)
                                                              -----------------
                                                              $              --
                                                              =================

Deferred income taxes are provided for the tax effects of temporary differences in the reporting of income and deductions for financial statement and income tax reporting purposes and arise principally from net operating loss carryforwards and accelerated depreciation methods used for income tax reporting.

The Company's effective tax rate differs from the federal and state statutory rates due to the valuation allowance recorded for the deferred tax asset due to unused net operating loss carryforwards. An allowance has been provided for by the Company which reduced the tax benefits accrued by the Company for its net operating losses to zero, as it cannot be determined when, or if, the tax benefits derived from these operating losses will materialize.

As of June 30, 2007, the Company has available net operating loss carryforwards of approximately $27,000,000 for federal and state purposes which expire in various years through 2027 and 2017 for federal and California purposes, respectively. The Company's use of its net operating losses may be restricted in future years due to the limitations pursuant to IRC Section 382 on changes in ownership.

The following is a reconciliation of the provision for income taxes at the expected rates to the income taxes reflected in the statements of operations:

                                                         2007           2006
                                                      -----------   -----------
Tax benefit at federal statutory rate                     (34)%         (34)%
State tax benefit, net of federal tax effect               (6)           (6)
Permanent differences                                       6            10
Change in valuation allowance                              34            30
                                                      -----------   -----------
                                                           --%           --%
                                                      ===========   ===========

NOTE 11 - STOCKHOLDERS' EQUITY

On March 3, 2006 the Company amended its Articles of Incorporation increasing the authorized shares from 75,000,000 to 150,000,000 and creating a new class of 5,000,000 preferred shares which have not been designated as of June 30, 2007.

Common Stock
------------

During the years ended June 30, 2007 and 2006 the Company issued common shares at various times, as described per the following. The shares were valued at the average fair market value of the freely trading shares of the Company as quoted on OTCBB on the date of issuance, unless otherwise noted. Restricted shares were discounted for illiquidity and restrictions on trading.


2006
----

During the year ended June 30, 2006 the Company cancelled shares to be issued in exchange for a note payable of $25,000. Also during fiscal 2006 the Company committed to issue shares for services rendered valued at $32,400.

During the year ended June 30, 2006 the Company issued 7,611,150 shares of its common stock for the conversion of $500,508 of principal and interest in connection with the note payable issued as part of the license transaction.

During the year ended June 30, 2006, the Company issued 7,346,006 shares of common stock for conversion of notes amounting to $818,127. Related to the conversion of notes payable the Company recorded additional paid in capital of $687,889 as a reduction to the derivative liability included on the balance sheet.

During the year ended June 30, 2006, the Company issued 550,891 shares of common stock for interest amounting to $24,135.

During the year ended June 30, 2006, the Company issued 662,500 shares of common stock for services rendered amounting to $35,000.

During the year ended June 30, 2006, warrant holders exercised their warrants on a cashless basis. The holders converted a total of 4,264,000 warrants for 3,279,998 shares of the Company's common stock. Related to these transactions the Company recorded additional paid in capital of $946,607 as a reduction to the derivative liability on the balance sheet.

2007
----

During the year ended June 30, 2007, the Company issued 1,000,000 shares of common stock for a private placement of $150,000 at a price per share of $0.15.

NOTE 11 - STOCKHOLDERS' EQUITY

In March 2007, the Company entered into two separate public relations agreements. The agreements were entered into on March 1 and March 9 and call for the Company to pay the public relations firms a fixed amount of approximately $7,300 per month for a total of six months and 12 months, respectively. As part of each agreement, the public relations firms each agreed to purchase 600,000 shares of the Company's common stock at a price of $0.07 per share. Instead of paying cash for the shares, the amount due will be netted against the fees due from the Company. The fair market price of the stock on the dates of the agreements was $0.12. For the value of the fair market price of the shares greater than the agreed upon purchase price, the Company recorded general and administrative expense of $60,000 included in the accompanying statement of operations. The Company capitalized the purchase price value of the shares of $84,000 in prepaid expenses and other current assets in the accompanying balance sheet and is amortizing it over the terms of the agreements. The Company recorded consulting expense of approximately $28,000 related to the amortization of the value for the year ended June 30, 2007, which is included in selling, general and administrative expenses in the accompanying statement of operations.

In connection with the Company entering into the Debentures in May 2007 (see
Note 8), the Company issued 1,000,000 shares of common stock to Canvasback as finders' fees. The shares were valued at the fair market price on the date of issuance, which was $0.25 per share, and recorded the value of $250,000 in debt issuance costs in the accompanying balance sheet. The costs are being amortized over 18 months, the life of the Debentures (see Note 6).

In connection with the Company entering into the Debentures in May 2007 (see
Note 8), the Company committed to issue 1,000,000 shares to Fred Davies and Paul Hughes for their personal guarantees. The shares were valued at their fair market price on the date of issuance, which was $0.275 per share, and recorded the value of $275,000 as debt issuance costs in the accompanying balance sheet The costs are being amortized over 18 months, the life of the Debentures (see
Note 6).

In June 2007 the Company issued 3,250,000 to the Investors as a portion of the repayment of the SPA (see Note 8). The shares were valued at $0.25 per share, their fair market price on the date of issuance, resulting in a value of $812,500.

In June 2007, Monarch Bay exercised their warrants on a cashless basis. The holders converted a total of 67,525 warrants for 53,665 shares of the Company's common stock.

                           STOCK OPTIONS AND WARRANTS


The Company has no stock option plans.

The number and weighted average exercise prices of options and warrants granted by the Company are as follows for the years ended June 30, 2007 and 2006:


                                                   NUMBER OF         WEIGHTED-
                                                    OPTIONS          AVERAGE
                                                  AND WARRANTS    EXERCISE PRICE
                                                  ------------    --------------


Outstanding and Exercisable, June 30, 2005          22,441,750          $0.31

    Granted                                         10,288,444           0.13

    Exercised                                       (4,264,000)          0.06

    Forfeited/expired                                 (862,444)          0.25
                                                  ------------

Outstanding and Exercisable, June 30, 2006          27,603,750           0.28

Granted                                              5,250,000           0.17

Exercised                                              (53,665)          0.06

Forfeited/expired                                   (8,550,000)          0.28
                                                  ------------          ------
Outstanding and Exercisable, June 30, 2007          24,250,085          $0.30
                                                  ============          =====


Weighted average fair value of
  options and warrants granted during the
  year ended June 30, 2007                                              $0.25


Weighted average fair value of
  options and warrants granted during the
  year ended June 30, 2006                                              $0.07

Following is a summary of the status of options and warrants outstanding at June 30, 2007:


                                                          WEIGHTED AVERAGE
                                                             REMAINING
    EXERCISE PRICE             OUTSTANDING AND            CONTRACTUAL LIFE
                                 EXERCISABLE                  (YEARS)
 -----------------------     ---------------------      ---------------------
        $0.06                     5,484,025                  3.5 years
     $0.15 -$0.25                 13,831,060                 4.0 years


        $0.40                     4,875,000                  1.9 years
        $0.56                      150,000                   3.0 years


2007
----

During the year ended June 30, 2007, the Company issued options to purchase 1,000,000 shares of its common stock to a consultant with an estimated fair value of approximately $268,000. The options have an exercise price of $0.15 per share and expire on June 30, 2009. The estimated fair value of the options was included in derivative and warrant liabilities as they were to non-employees and was reclassified to additional paid in capital upon repayment of the SPA.

On October 16, 2006, the Company entered into an Advisory Board Services Agreement (the "Advisory Agreement") with Norman R. Gish (the "Advisor"), pursuant to which the Company engaged the Advisor to assist it in its efforts to increase exposure of its Alderox(R) line of products in the mining, oil sands, and drilling industries in Canada. The Advisor has a long history and extensive associates within the aforementioned industries and the Company believes that these relationships will considerably and immediately increase exposure in these industry segments. The period of engagement commences on October 16, 2006 and terminates on October 16, 2007. As compensation for the Advisor's advisory services, the Company issued the Advisor warrants to purchase up to 500,000 shares of its restricted common stock, at a price of $0.15 per share. The warrants are immediately exercisable at the exercise price at any time during the period commencing on October 16, 2006 and ending October 16, 2011. The warrants and the shares issuable thereunder are subject to adjustment as set forth in the warrant certificate. The estimated value of the warrants using the Black-Scholes option-pricing model was approximately $70,000 and is included in the employee option expense (see Note 2).

From March through June 2007, the Company issued 250,000 options to purchase shares of common stock to three individuals as an inducement for them to loan funds to Canvasback which Canvasback could in turn loan to the Company. The three individuals were not interested in investing directly into the Company themselves due to the Company's financial condition but were willing to loan money to Canvasback for use by the Company with the inducement of the options. These options were fully vested on issuance, have an exercise price of $0.25 per share, and have a term of three years from issuance. The value of the options was approximately $65,000, was included in the change in fair value of derivative liabilities in the accompanying statement of operations and was reclassified to additional paid in capital upon the repayment of the SPA.


NOTE 12 - LICENSE

Effective January 4, 2006, the Company entered into a license agreement with Billfighter Investments Limited ("Billfighter'), a related party, in which the Company agreed to grant 4,000,000 shares of common stock and a note payable in the amount of $180,000 for the ability to utilize certain technology owned by Billfighter. The shares were valued at $320,000 based on the fair market value on the date of grant of $0.08 per share, resulting in a total value of $500,000. The principal of $180,000 and interest of $558 was converted the following day, January 5, 2006, into 3,611,150 shares of common stock based on fair market value on that date of $0.05 per share. The license grants the Company the sole and exclusive right and license to use, produce, manufacture, market, sell and distribute the licensed product within a defined territory. The Company also agrees to pay cash royalties in the amount of 10% of net revenues generated by the license when used to apply product to rail cars only. The license has no defined term and is subject to termination by either party. The Company believes that the license has a useful life of 10 years and is amortizing the cost on a straight-line basis over the term. Amortization expenses of $50,000 and $25,000 were recognized for the years ended June 30, 2007 and 2006, and are included in selling, general and administrative expenses in the accompanying statements of operations.

NOTE 13 - SUBSEQUENT EVENTS
---------------------------

AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT

On July 18, 2007, the Company entered into Amendment No. 2 to its Note Purchase Agreement ("Amendment No. 2") with Canvasback. Amendment No. 2 amended the Note Purchase Agreement to provide for the cancellation of all notes previously issued or issuable under the Note Purchase Agreement and for a portion of the outstanding balance of such notes to be converted into Company common stock with the remainder reflected by a new, consolidated convertible promissory note. All previously issued notes under the Agreement were cancelled.

As of July 18, 2007, the outstanding balance of principal and interest of loans received by the Company from Canvasback pursuant to the framework of the Note Purchase Agreement was $3,203,890. Pursuant to Amendment No. 2, on July 18, 2007, Canvasback converted $1,787,800 of this balance into 65,000,000 shares of Company common stock (the "Initial Conversion Shares") and the remaining balance of $1,416,090 was consolidated into a single new convertible note (the "New Convertible Note"). This New Convertible Note bears simple interest at the rate of 10% per annum and matures on July 18, 2009 on which all outstanding principal and interest is due. The Company does not have any rights to pre-pay principal to Canvasback prior to the maturity date and may make interest payments prior to the maturity date only with Canvasback's prior written approval. Because the $1,787,800 converted included the principal and accrued interest of the loans which had a conversion price of $0.05, the average conversion price for the Initial Conversion Shares was approximately $0.0275.

The New Convertible Note may be converted in whole or part, at the option of Canvasback, into Company common stock (the "Subsequent Conversion Shares") at a conversion price of $0.025 per share, but such conversion may only be made if the Company effects an increase in its authorized shares of common stock or a reverse split of its common stock, such that the Company has sufficient authorized shares of stock available to allow the conversion of the new note.

Amendment No. 2 prohibits Canvasback from transferring the New Convertible Note to any third party without the Company's prior written approval.

The Initial Conversion Shares and any Subsequent Conversion Shares Canvasback may receive are "restricted securities" as defined by Rule 144 and may only be sold pursuant to registration with the SEC or an exemption from registration.

Additionally, contractual "trickle-out" provisions in Amendment No. 2 prevent Canvasback from selling in any one month any amount of Initial Conversion Shares or Subsequent Conversion Shares in excess of 5% of our outstanding shares for the next three years. In the event the Company were to become listed on the TSX Venture Exchange in Toronto, Canada, any share escrow agreement that may be requested and entered into by Canvasback and the Company by such exchange would supersede the terms of the trickle-out provisions in Amendment No. 2.

SECURED REVOLVING LINE OF CREDIT AGREEMENT

On July 18, 2007, the Company also entered into a Secured Revolving Line of Credit Agreement (the "Credit Agreement") and Security Agreement with Canvasback. Pursuant to the Security Agreement, the Company has also issued a Secured Promissory Note to Canvasback for the $3,000,000 line of credit. The Company collectively refers to the Credit Agreement, the Security Agreement and the Secured Promissory Note as the "Loan Documents" in this Annual Report. The Loan Documents provide the Company with a $3,000,000 line of credit for two years, secured by all of the Company's assets. The line of credit accrues simple interest at the rate of 12% per annum and is secured by all of the Company's assets. All accrued interest as of July 18, 2008 will be payable on July 31, 2008. The principal and the remaining accrued interest will be payable on July 17, 2009.

The Company may utilize the line of credit by requesting advances from time to time during the term of the Credit Agreement. However, Canvasback has no obligation to make such advances and the decision to lend such money lies in their sole and complete discretion. Accordingly, the Company can provide no assurance that it will have access to funds under the line of credit.

Commencing on April 26, 2007 and continuing through July 16, 2007, Canvasback advanced funds to the Company from time to time carrying interest at 12% per annum pursuant (the "Interim Loans") pursuant to an oral arrangement to make the Interim Loans advances under a line of credit agreement to be negotiated and signed in the future. As of July 18, 2007, the outstanding balance of principal and accrued interest of the Interim Loans was $598,193. Pursuant to the Credit Agreement, this balance of $598,193 was converted into an advance under the line of credit effective July 18, 2007 and will be due and payable in accordance with the terms of the Loan Documents.

The Company requests advances under line of credit from time to time to fund its operating and compliance costs. As of October 10, 2007, the balance of principal and accrued interest on the line of credit was $850,697, consisting of $821,000 in principal and $29,697 in interest.

On the occurrence of any of the following events not cured by the Company within ten days after receiving written notice of such event from Canvasback, the Loan Documents allow Canvasback to suspend the making of further advances, accelerate the maturity date, commence legal action against the Company, and foreclose on all of the Company's assets:

       o the Company's failure to fulfill any of our obligations under the Loan Documents, including any failure to pay principal or interest on the line of credit when due;

       o the breach of any warranty or representation made by the Company in the Credit Agreement or Security Agreement;

       o      any dissolution or termination of the Company's existence;

       o the Company's filing of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts;

       o any filing of an involuntary petition against the Company in bankruptcy seeking reorganization, arrangement or readjustment of debts that is not dismissed or discharged within 60 days.

OTHER LOANS

In July and August of 2007, the Company received $70,000 from three investors pursuant to Note Purchase Agreements and Promissory Notes. The promissory notes are for a term of one year and carry interest at the rate of 12% per annum. Pursuant to the Note Purchase Agreements entered into with each investor, the Company committed to issue warrants to purchase an aggregate of 70,000 shares of common stock. The warrants have a term of one year and an exercise price of $0.25 per share.

In September 2007, the Company entered into an oral agreement with Joan Gish, pursuant to which she agreed to lend the Company $300,000. The Company memorialized the oral agreement with Ms. Gish through a convertible debenture dated September 11, 2007 in the amount of $300,000. This debenture carries simple interest of 12% per annum and matures on March 10, 2009. Interest is payable monthly, with the principal due on the maturity date. At any time prior to the maturity date, Ms. Gish has the option to convert the outstanding balance of principal, unpaid interest, and/or up to six months of future interest into shares of the Company's common stock at a conversion of $0.12 per share.

In connection with the issuance of the debenture, the Company also issued Ms. Gish warrants to purchase up to 300,000 shares of common stock. The warrants have an exercise price of $0.20 per share and expire September 10, 2010. The warrant exercise price shall be adjusted downwards to reflect forward stock splits, but may not be adjusted upwards for reverse stock splits or stock dividends.

On October 1, 2007, Ms. Gish loaned the Company an additional $50,000 pursuant to an oral agreement for this loan to receive similar terms to that of the debenture she received effective September 11, 2007.

OTHER SHARE ISSUANCES

In July 2007 the Company issued 30,000 shares of its common stock to an investor pursuant to the terms of an amendment to a promissory note.

In July 2007 the Company issued a consultant 50,000 shares of its common stock in exchange for his agreeing to provide professional services from July 2007 through January 2007.

In July 2007 the Company issued 500,000 shares of its common stock to Fred Davies to compensate him for extending a guaranty and granting a mortgage to purchasers of the secured convertible debentures sold by the Company on May 30, 2007.

In July 2007 the Company issued 500,000 shares of its common stock to Fred Davies to compensate him for extending a guaranty to purchasers of the secured convertible debentures sold by the Company on May 30, 2007.


AMENDMENT TO LEASE AGREEMENT

On October 1, 2007, the Company executed a First Amendment to Lease for its warehouse facilities located in West Valley City, Utah. The amendment extended the term of the lease to September 30, 2008 and provides for the Company to pay $5,566 per month in rent.

                                   SCHEDULE H


                                   AGREEMENTS

         As of the Effective Date, the Borrower does not have any outstanding options, licenses, or agreements of any kind that grant rights to any other person or entity to manufacture, license, assemble, market, or sell the Borrower's products, nor is the Borrower bound by or a party to any options, licenses, or agreements of any kind with respect to the intellectual property of any other person or entity, except pursuant to the terms of the following agreements:

1. Distributor Agreement dated April 4, 2006 between the Borrower and Applied Industrial Technologies, Inc.

2. Distributorship Agreement dated September 19, 2007 between the Borrower and Applied Mexico S.A. de C.V.

3. Account Protection & Distributorship Agreement dated October 26, 2007 between the Borrower and Le Groupe GLM, Inc.

4. Account Protection & Distributorship Agreement dated October 10, 2007 between the Borrower and Bearing & Transmission

5. Distributorship Agreement dated July 17, 2007 between the Borrower and Modern Machine Works, Inc.

6. Distributorship Agreement dated May 30, 2007 between the Borrower and Keymel Technologies

7. Consulting Services Agreement, dated as of April 10, 2007 by and between Reclamation Consulting and Applications, Inc. and Protective Barrier Systems.

8. Exclusive License Agreement, dated as of January 4, 2006, by and between Reclamation Consulting and Applications, Inc. and Billfighter Investments, Limited.

                                   SCHEDULE I

                              DRAWDOWN CERTIFICATE


                          _________________ ___, 200__



Pala Investments Holdings Limited
22 Colomberie
St. Helier
Jersey
JE1 4XA
Channel Islands

Ladies and Gentlemen:

The undersigned, Reclamation Consulting and Applications, Inc., a corporation organized under the laws of the State of Colorado, in its capacity as Borrower under and pursuant to Section 9 of the Secured Convertible Debenture by and between Reclamation Consulting and Applications, Inc. and Pala Investments Holdings Limited dated as of December 12, 2007 (as amended and modified or supplemented from time to time, the "Debenture") hereby certifies to Pala Investments Holdings Limited that, on the date hereof and on the date the Second Tranche is advanced, immediately before and after giving effect to such advance, the conditions set forth in Section 10 of the Debenture have been satisfied.

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Debenture to the extent defined therein.

                                        RECLAMATION CONSULTING AND APPLICATIONS,
                                        INC., as Borrower



                                        By:  ________________________________
                                        Name:________________________________
                                        Its: ________________________________


                                                            SCHEDULE J

                                                       INTELLECTUAL PROPERTY




                                                                                                                          PROPERTY
     OFFICIAL NO.                          TITLE                         CASE STATUS                  COUNTRY               TYPE
------------------------ ------------------------------------------ ----------------------- ---------------------------- -----------
10/25053                 ALDEROX KR7                                Registered              Australia                    Trademark
003775822                ALDEROX KR7                                Registered              European Community           Trademark
1315205                  ALDEROX KR7                                Application filed       India                        Trademark
719884                   ALDEROX KR7                                Registered              New Zealand                  Trademark
3022028                  ALDEROX KR7                                Registered              United States of America     Trademark
1025054                  ALDEROX TSR                                Registered              Australia                    Trademark
003778156                ALDEROX TSR                                Registered              European Community           Trademark
1315206                  ALDEROX TSR                                Application filed       India                        Trademark
719883                   ALDEROX TSR                                Registered              New Zealand                  Trademark
2905209                  ALDEROX                                    Registered              United States of America     Trademark
2905208                  ASA 12                                     Registered              United States of America     Trademark
3109303                  B20-POWER                                  Registered              United States of America     Trademark
1525270                  Release Agent Formulas And Methods         Abandoned by client     European Patent Office       Patent
2896/DELNP/2004          Release Agent Formulas And Methods         Application filed       India                        Patent
PA/a/2006/007233         Release Agent Formulas And Methods         Application filed       Mexico                       Patent
PCT/US04/05953           Release Agent Formulas And Methods         Application filed       Patent Cooperation Treaty    Patent
6902606                  Release Agent Formulas And Methods         Issued                  United States of America     Patent
To Be Filed              Release Agent Formulas And Methods         In Process              United States of America     Patent

                                   SCHEDULE K

                              SHARE REORGANIZATION


         The Borrower will effect a 1 for 2 reverse split of its outstanding common stock and simultaneously increase the number of its authorized common stock from 150,000,0000 shares to 200,000,000 shares (the "Share
Reorganization").

         The following table represents the approximate capitalization of the Borrower as of December 5, 2007, after giving effect to the Share Reorganization assuming it occurred as of such date:

                                                                                      WARRANTS
                                                                                     ASSOCIATED
                                                                                        WITH
                                     OUTSTANDING    CONVERSION OF     CONVERSION     CONVERTIBLE     OPTIONS &
                          NOTES     COMMON STOCK      PRINCIPAL      OF INTEREST      DEBENTURES     WARRANTS     FULLY DILUTED
                                   -------------------------------------------------------------------------------------------
Outstanding Shares
  of Common Stock           1        60,825,012                                                                     60,825,012
Convertible Note            2                         22,921,920        7,918,317                                   30,840,237
Secured Convertible
  Debentures                3                          5,800,000          870,000     6,670,000                     13,340,000
Unsecured Convertible
  Debentures                4                          4,916,667          375,750       725,000                      6,017,417
Outstanding Stock Options
  & Warants                 5                                                                        17,074,000     17,074,000
                                   -------------------------------------------------------------------------------------------
Total                                60,825,012       33,638,587        9,164,067     7,395,000      17,074,000    128,096,665

Notes to Table

1.       Outstanding shares of common stock as of December 5, 2007.

2. Convertible Note dated July 18, 2007 issued to Canvasback Company Limited pursuant to the Note Purchase Agreement dated October 17, 2006, as amended, bearing interest at the rate of 10% per annum and maturing on July 18, 2009. Assumes full conversion of all principal and interest to shares of common stock, as of December 5, 2007, at a conversion price of $0.05 per share.

3. Secured convertible debentures dated May 30, 2007 maturing on November 29, 2008 and carrying interest at 12% per annum. The outstanding balance of principal, interest and up to six months of future interest is convertible at $0.20 per share. Warrants issuable on conversion have exercise prices of $0.44 and $0.48, and the number of warrants issuable is not subject to adjustment for the Share Reorganization. Assumes full conversion of all principal and interest to shares of common stock and the exercise of all associated warrants as of December 5, 2007.

4. Convertible Debentures issued to Joan Gish in September 2007 (the Joan Gish CD"), Norm Gish in October 2007 (the "Norm Gish CD") and to nine Canadian investors in November 2007 (the "November CD's") together with associated warrants.

         The Joan Gish CD carries interest at 12% per annum and matures on March 10, 2009, with interest payable monthly. The principal amount of the Joan Gish is $350,000 including $50,000 advanced in October 2007 which the parties have orally agreed to add to the Joan Gish CD. The principal is convertible by Joan Gish into shares of the Borrower's common stock at $0.12 per share. In connection with the Joan Gish CD, Joan Gish is entitled to warrants for the purchase of 175,000 shares of Borrower's common stock at an exercise price of $0.20 per share for a term of three (3) years from issuance.

         The Norm Gish CD carries interest at 12% per annum and matures on April 21, 2009, with interest payable monthly. The principal amount of the Norm Gish CD is $105,030. The principal is convertible by Norm Gish into shares of the Borrower's common stock at $0.15 per share. Norm Gish also received warrants to purchase 25,000 shares of our common stock. Half of the warrants have an exercise price of $0.22 per share and the other half have an exercise price of $0.24 per share. The warrants expire on May 22, 2010.

         The November CD's carry interest of 12% per annum and mature two (2) years following issuance, with interest payable monthly. The principal amount of the November Debentures is $500,000. The principal is convertible by the investors into shares of the Borrower's common stock at $0.15 per share. The investors also have warrants to purchase up to 500,000 shares of the Borrower's common stock at an exercise price of $0.30 per share for a term of three (3) years.

         Assumes full conversion of all principal and interest, and applicable future interest on the Norm Gish CD, Joan Gish CD and the November CD's to shares of common stock and the exercise of all associated warrants as of December 5, 2007.

5. Consists of all outstanding options for the purchase of common stock and any other warrants not included above.

                                   SCHEDULE L

                              ENVIRONMENTAL ISSUES





None.

                                   SCHEDULE M

                              EXISTING INDEBTEDNESS



As of the Effective Date, the Borrower's existing indebtedness consisted, of accounts payable with an approximate aggregate balance of $352,853.57 excluding amounts for which the Borrower has not yet been billed, and loans and notes payable with an approximate aggregate balance of $5,210,190.

The following table describes elements of the Borrower's existing approximate indebtedness as of the Effective Date and after giving effect to the repayment of part of the indebtedness from the funds received by the Borrower in the First
Tranche:

                                                 NOTES          CURRENT ($)       POST-FINANCING ($)
-------------------------------------------- --------------- ------------------- ---------------------
Convertible Note                                   1                  1,146,096             1,146,096
Secured Convertible Debentures                     2                  1,160,000             1,160,000
Unsecured Convertible Debentures                   3                    950,000               950,000
Canvasback Line of Credit                          4                    820,936               399,786
Other Loans                                        5                  1,133,158                     0
-------------------------------------------- --------------- ------------------- ---------------------
Total                                                                 5,210,190             3,655,882


Notes to Table


1. Convertible Note dated July 18, 2007 issued to Canvasback Company Limited pursuant to the Note Purchase Agreement dated October 17, 2006, as amended, bearing interest at the rate of 10% per annum and maturing on July 18, 2009. Assumes full conversion of all principal and interest to shares of common stock, as of December 5, 2007, at a conversion price of share of $0.025 per share.

2. Secured convertible debentures dated May 30, 2007 maturing on November 29, 2008 and carrying interest at 12% per annum. The outstanding balance of principal, interest and up to six months of future interest is convertible at $0.20 per share. Warrants issuable on conversion have exercise prices of $0.22 and $0.24. Assumes full conversion of all principal and interest to shares of common stock and the exercise of all associated warrants as of December 5, 2007. The secured convertible debentures are held by Paul Hughes, Eat-Me Foods, Ltd., and 0761291 B.C. Ltd.

3. Convertible Debentures issued to Joan Gish in September 2007 (the Joan Gish CD"), Norm Gish in October 2007 (the "Norm Gish CD") and to nine Canadian investors in November 2007 (the "November CD's") together with associated warrants.

         The Joan Gish CD carries interest at 12% per annum and matures on March 10, 2009, with interest payable monthly. The principal amount of the Joan Gish is $350,000 including $50,000 advanced in October 2007 which the parties have orally agreed to add to the Joan Gish CD. The principal is convertible by Joan Gish into shares of the Borrower's common stock at $0.12 per share In connection with the Joan Gish CD, Joan Gish is entitled to warrants for the purchase of 350,000 shares of Borrower's common stock at an exercise price of $0.20 per share for a term of three (3) years from issuance.

         The Norm Gish CD carries interest at 12% per annum and matures on April 21, 2009, with interest payable monthly. The principal amount of the Norm Gish CD is $105,030. The principal is convertible by Norm Gish into shares of the Borrower's common stock at $0.15 per share. Norm Gish also received warrants to purchase 100,000 shares of our common stock. Half of the warrants have an exercise price of $0.22 per share and the other half have an exercise price of $0.24 per share. The warrants expire on May 22, 2010.

         The November CD's carry interest of 12% per annum and mature two (2) years following issuance, with interest payable monthly. The principal amount of the November Debentures is $500,000. The principal is convertible by the investors into shares of the Borrower's common stock at $0.15 per share. The investors also received warrant to purchase up to 500,000 shares of the Borrower's common stock at an exercise price of $0.22 per share for a term of three (3) years.

         Assumes full conversion of all principal and interest, and applicable future interest on the Norm Gish CD, Joan Gish CD and the November CD's to shares of common stock and the exercise of all associated warrants as of December 5, 2007.

4. $3,000,000 line of credit secured by all of the Borrower's assets (subordinate to the Lender's security interest). The line of credit accrues simple interest at the rate of 12% per annum. All accrued interest as of July 18, 2008 is be payable on July 31, 2008. The principal and the remaining accrued interest is payable on July 17, 2009. Proceeds from the First Tranche will be used to repay $421,150.60 of this debt, which if repaid as of December 5, 2007 would leave $399,785.40 outstanding.

5. Will be repaid in full from proceeds received by the Borrower in the First Tranche.

                                   SCHEDULE N

                            SUBORDINATION AGREEMENTS



1. Subordination Agreement dated December 12, 2007 given by 0761291 B.C. Ltd. in favor of Pala Investments Holdings Limited.

2. Subordination Agreement dated December 12, 2007 given by Eat-Me Foods Ltd. in favor of Pala Investments Holdings Limited.

3. Subordination Agreement dated December 12, 2007 given by Paul Hughes in favor of Pala Investments Holdings Limited.

4. Subordination Agreement dated December 12, 2007 given by Canvasback Company Limited in favor of Pala Investments Holdings Limited.

5. Subordination Agreement dated December 12, 2007 given by Blair Calkins in favor of Pala Investments Holdings Limited.

                                      N-1